UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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priceline.com Incorporated
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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priceline.com®

April 30, 2009

Dear Stockholder:

You are cordially invited to attend the 2009 Annual Meeting of Stockholders (the “Annual Meeting”) of priceline.com Incorporated to be held at 2:00 p.m. on Wednesday, June 3, 2009 at the DoubleTree Hotel, 789 Connecticut Avenue, Norwalk, Connecticut 06854.

This booklet includes the Notice of Annual Meeting and Proxy Statement.  The Proxy Statement provides information about priceline.com in addition to describing the business we will conduct at the meeting.

We hope you will be able to attend the Annual Meeting.  Whether or not you plan to attend the Annual Meeting, please mark, sign, date and return your proxy card in the enclosed envelope as soon as possible or vote by calling the toll-free telephone number or by using the Internet as described in the instructions included in your proxy card.  Your stock will be voted in accordance with the instructions you have given in your proxy card.  You may attend the Annual Meeting and vote in person even if you have previously returned your proxy card, voted by telephone or by Internet.  All stockholders who attend the meeting will be required to present valid picture identification, such as a driver’s license or a passport.  We hope you are able to join us on June 3.

Sincerely,

/s/ Ralph M. Bahna

Ralph M. Bahna
Chairman of the Board

IMPORTANT

A proxy card is enclosed.  We urge you to complete and mail the card promptly in the enclosed envelope, which requires no postage if mailed in the United States.   Alternatively, you may vote by calling the toll-free telephone number or by using the Internet as described in the instructions included with your proxy card.  Any stockholder attending the Annual Meeting may personally vote on all matters that are considered, in which event the signed and mailed proxy or prior vote by telephone or Internet will be revoked.

IT IS IMPORTANT THAT YOU VOTE YOUR STOCK

priceline.com Incorporated

800 Connecticut Avenue

Norwalk, Connecticut 06854

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON WEDNESDAY, JUNE 3, 2009

To the Stockholders of priceline.com Incorporated:

We hereby notify you that the Annual Meeting of Stockholders of priceline.com Incorporated (the “Company”) will be held on Wednesday, June 3, 2009 at 2:00 p.m. local time at the DoubleTree Hotel, 789 Connecticut Avenue, Norwalk, Connecticut 06854 for the following purposes:

•                  To elect eight Directors to hold office until the next annual meeting of stockholders or until their respective successors are elected and qualified.

•                  To ratify the selection of Deloitte & Touche LLP as independent registered public accounting firm of the Company for our fiscal year ending December 31, 2009.

•                  To amend the Company’s Certificate of Incorporation to provide for the right of stockholders representing at least 25% of the Company’s outstanding shares of common stock to call special stockholder meetings.

•                  To consider and vote upon a stockholder proposal concerning special stockholder meetings.

•                  To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

These business items are more fully described in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on April 14, 2009 as the record date for identifying those stockholders entitled to notice of, and to vote at, this Annual Meeting and at any adjournment or postponement of this meeting.

By Order of the Board of Directors

/s/ Peter J. Millones

Peter J. Millones
Executive Vice President, General Counsel and Corporate Secretary

Norwalk, Connecticut

April 30, 2009

All Stockholders are cordially invited to attend the meeting in person.  Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible to ensure your representation at the meeting.  A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose.    Alternatively, you may vote by calling the toll-free telephone number or by using the Internet as described in the instructions included with your proxy card.  Even if you have given your proxy, you may still vote in person if you attend the meeting.  Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

PRICELINE.COM INCORPORATED

PROXY STATEMENT

PROXY STATEMENT
General	3
Voting Rights and Outstanding Shares; Approval	3
Revocability of Proxies	3
Internet Availability of Proxy Materials and Annual Report	4
How to Attend the Annual Meeting	4
PROPOSAL 1: ELECTION OF DIRECTORS	4
CORPORATE GOVERNANCE AND BOARD MATTERS	7
The Board of Directors	7
Corporate Governance	7
Committees of the Board of Directors	9
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	12
Section 16(a) Beneficial Ownership Reporting Compliance	14
COMPENSATION DISCUSSION AND ANALYSIS	15
Executive Compensation Program Philosophy and Objectives	15
The Role of Management	15
The Role of the Compensation Consultant	16
Benchmarking	16
Components of Executive Compensation in 2008	18
Other Matters	26
Compensation Committee Report	29
COMPENSATION OF NAMED EXECUTIVE OFFICERS	30
Summary Compensation Table	30
Grants of Plan-Based Awards Table	32
Outstanding Equity Awards at 2008 Year-End Table	33
Option Exercises and Stock Vested Table	35
EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-OF-CONTROL ARRANGEMENTS	36
POTENTIAL PAYMENTS UPON A CHANGE OF CONTROL AND/OR TERMINATION	43
2008 NON-EMPLOYEE DIRECTOR COMPENSATION AND BENEFITS	47
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	49
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	50
PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	52
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS	53
AUDITOR INDEPENDENCE	55
PROPOSAL 3: COMPANY PROPOSAL — AMENDMENT TO CERTIFICATE OF INCORPORATION REGARDING RIGHT OF STOCKHOLDERS REPRESENTING AT LEAST 25% OF THE COMPANY’S OUTSTANDING SHARES OF COMMON STOCK TO CALL SPECIAL STOCKHOLDER MEETINGS	56
PROPOSAL 4: STOCKHOLDER PROPOSAL CONCERNING SPECIAL STOCKHOLDER MEETINGS	58
STOCKHOLDER PROPOSALS	60
OTHER MATTERS	60
ANNEX A	61
DIRECTIONS	62

priceline.com Incorporated

800 Connecticut Avenue

Norwalk, Connecticut 06854

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON WEDNESDAY, JUNE 3, 2009

General

The enclosed proxy is solicited on behalf of the Board of Directors of priceline.com Incorporated (“we,” “priceline.com” or the “Company”) for use at the Annual Meeting of Stockholders to be held on Wednesday, June 3, 2009, at 2:00 p.m. local time (the “Annual Meeting”), or at any adjournment or postponement of this meeting, for the purposes set forth in this proxy statement and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the DoubleTree Hotel, 789 Connecticut Avenue, Norwalk, Connecticut 06854.  We intend to mail this proxy statement and accompanying proxy card on or about May 6, 2009 to all stockholders entitled to vote at the Annual Meeting.

Voting Rights and Outstanding Shares; Approval

Only stockholders of record at the close of business on April 14, 2009 will be entitled to notice of and to vote at the Annual Meeting.  At the close of business on April 14, 2009, 41,645,338 shares of common stock were outstanding and entitled to vote.  Each holder of record of common stock on April 14, 2009 will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

The inspector of election appointed for the meeting will tabulate all votes and will separately tabulate affirmative and negative votes, abstentions and broker non-votes.  Stockholders who are present at the Annual Meeting in person or by proxy and who abstain and proxies relating to shares held in “street name” that are not voted (referred to as “broker non-votes”) will be treated as present for purposes of determining whether a quorum is present.  Abstentions will have the same effect as votes against the proposals and broker non-votes will not be counted for any purpose in determining whether Proposals 1 and 2 have been approved, but will have the same effect as a vote against Proposal 3.  A majority of the outstanding shares of common stock, present in person or represented by proxy, constitutes a quorum for the transaction of business at the Annual Meeting.

The nominees for election to the Board of Directors who receive the greatest number of votes cast for the election of Directors by the shares of common stock present, in person or by proxy, and entitled to vote at the Annual Meeting shall be elected Directors.  Holders of common stock are not allowed to cumulate their votes in the election of Directors.  The affirmative vote of the holders of a majority of the shares present, in person or represented by proxy, and entitled to vote at the Annual Meeting will be required to ratify the selection of Deloitte & Touche LLP.  The affirmative vote of the holders of a majority of the shares of our common stock outstanding and entitled to vote on the amendment to the Company’s Certificate of Incorporation will be required to approve the amendment.   The Board of Directors recommends a vote FOR each of the Board of Directors’ nominees, FOR ratification of Deloitte & Touche LLP as the Company’s independent registered public accounting firm, FOR the approval of the amendment to the Company’s Certificate of Incorporation, and  AGAINST the stockholder proposal concerning special stockholder meetings.

Revocability of Proxies

Any person giving a proxy in response to this solicitation has the power to revoke it at any time before it is voted.  Proxies may be revoked by any of the following actions:

•                  filing a written notice of revocation with our Corporate Secretary at our principal executive office (800 Connecticut Avenue, Norwalk, Connecticut 06854);

•                  filing with our Corporate Secretary at our principal executive office (800 Connecticut Avenue, Norwalk, Connecticut 06854) a properly executed proxy showing a later date; or

•                  attending the meeting and voting in person (attendance at the meeting will not, by itself, revoke a proxy).  Please note that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

Internet Availability of Proxy Materials and Annual Report

This proxy statement and our 2009 Annual Report are also available on our website at www.pricelineannualreport.com.  In accordance with the new rules of the SEC, we may deliver proxy materials for our 2010 Annual Meeting of Stockholders to you electronically, unless you specifically request a paper copy.  Should we decide to deliver proxy materials electronically, before our 2010 Annual Meeting of Stockholders, you will receive a notice in the mail which explains how to access the proxy materials over the Internet and also how to request a paper copy of the materials if you so choose.

How to Attend the Annual Meeting

If you plan to attend the meeting, in accordance with our security procedures, you will be asked to present a picture identification to enter the meeting.  Directions to the meeting can be found at the end of the proxy statement.

Proposal 1

Election of Directors

In accordance with the Company’s Bylaws, the Board of Directors has fixed the number of Directors constituting the entire Board of Directors at eight.  The Board of Directors has proposed that the following eight nominees be elected at the Annual Meeting, each of whom will hold office until his or her successor has been elected and qualified: Jeffery H. Boyd, Ralph M. Bahna, Howard W. Barker, Jr., Jan L. Docter, Jeffrey E. Epstein, James M. Guyette, Nancy B. Peretsman and Craig W. Rydin. Unless otherwise instructed, it is the intention of the persons named as proxies on the accompanying proxy card to vote shares represented by properly executed proxies for such nominees.  Although the Board of Directors anticipates that the eight nominees will be available to serve as Directors of the Company, if any of them should be unwilling or unable to serve, it is intended that the proxies will be voted for the election of such substitute nominee or nominees as may be designated by the Board of Directors.  If elected at the Annual Meeting, each of the nominees would serve until the 2010 Annual Meeting of Stockholders and until his or her successor is elected and has qualified, or until his or her earlier death, resignation or removal.  Each person nominated for election has agreed to serve if elected.  Management has no reason to believe that any nominee will be unable to serve.

The nominees for election to the Board of Directors who receive the greatest number of votes cast for the election of Directors by the shares of common stock present, in person or by proxy, shall be elected Directors.  Holders of common stock are not allowed to cumulate their votes in the election of Directors.  The Board of Directors recommends a vote FOR Proposal 1.

Set forth below is biographical information for each person nominated to serve as a Director of the Company.

Jeffery H. Boyd, age 52, has served as a Director of priceline.com since October 2001.  Mr. Boyd has been President of priceline.com since May 2001 and Chief Executive Officer since November 2002.  Mr. Boyd was President and Co-Chief Executive Officer from August 2002 to November 2002 and Chief Operating Officer from November 2000 to August 2002.  He previously served as Executive Vice President, General Counsel and Secretary of priceline.com from January 2000 to October 2000.  Prior to joining priceline.com, Mr. Boyd was Executive Vice President, General Counsel and Secretary of Oxford Health Plans, Inc.

Ralph M. Bahna, age 66, has served as a Director of priceline.com since July 1998 and Chairman of the Board of Directors since April 2004.  Since 1992, Mr. Bahna has been the President of Masterworks Development Corp., a company he founded to develop an international group of hotels named Club QuartersTM.

Club Quarters are private, city-center facilities designed for the business travelers of cost conscious organizations.  Since 1993, Mr. Bahna has served as the Chairman of Club QuartersTM.  From 1980 to 1989, Mr. Bahna served as the Chief Executive Officer of Cunard Lines, Ltd., and the Cunard Group of Companies.  Prior to Cunard, Mr. Bahna was employed by Trans World Airlines, Inc., where he developed and launched its highly successful Ambassador Service.

Howard W. Barker, Jr., age 62, has served as a Director of priceline.com since January 2003.  Mr. Barker was a partner of the auditing firm KPMG LLP from July 1982 until September 2002, when he retired.  He is a member of the American Institute of Certified Public Accountants, the Connecticut Society of Certified Public Accountants and the Florida Institute of Certified Public Accountants.  He currently serves as a member of the Board of Directors of Medco Health Solutions, Inc. where he chairs the Audit Committee and is a member of the Compensation Committee and a member of the Board of Directors of Chiquita Brands International, Inc., where he chairs the Audit Committee.  He has also served as Treasurer and a member of the Board of Directors of Senior Services of Stamford and served as President and a member of the Board of Directors of the Volunteer Center of Lower Fairfield County, Connecticut from 1990 to 1996 and member of the Board of Directors of the Darien United Way and Person to Person from 1997 to 1999 and 1998 to 2000, respectively.

Jan L. Docter, age 59, has served as a Director of priceline.com since November 2007.  Mr. Docter currently serves as a consultant to several companies and other organizations, including Booking.com B.V.  Mr. Docter has been self-employed since mid-2006.  Mr. Docter served as the interim Chief Financial Officer of Corio NV, a Dutch real estate investment company, from mid-2005 to mid-2006.  From 2003 to mid-2005, Mr. Docter was self-employed.  Prior to that, he was Chief Financial Officer of Getronics NV, a Dutch information and communications technology services company, from 1988 to 2003.  From 1985 to 1988, he was Chief Financial Officer of Centrafarm Group NV, a European producer and distributor of generic pharmaceuticals and other drugs.  From 1979 to 1984, he served in a variety of financial positions for the recording/entertainment company Polygram NV.  Mr. Docter also was an Industry Special Grants Officer for the Dutch Ministry of Economic Affairs.

Jeffrey E. Epstein, age 52, has served as a Director of priceline.com since April 2003.  Mr.  Epstein is an Executive Vice President and Chief Financial Officer of Oracle Corporation, which he joined in September 2008.  Mr. Epstein served as Executive Vice President and Chief Financial Officer of Oberon Media, Inc., a leading global provider of casual games and game platforms from April 2007 to June 2008.  From June 2005 until its sale in March 2007, Mr. Epstein was Executive Vice President and Chief Financial Officer of ADVO, Inc., the largest direct mail media company in the United States.  Mr. Epstein was the Chairman of the Board, Acting President and Chief Executive Officer, or member of the Board of Directors of Revonet, Inc., a B2B marketing and database company from January 2004 through June 2005.  Mr. Epstein was the Senior Vice President and Chief Financial Officer of VNU’s Media Measurement and Information (MMI) Group, whose businesses include Nielsen Media Research, from March 2002 until December 2003.  From March 1998 to February 2002, Mr. Epstein held senior management positions with DoubleClick, including Chief Financial Officer.

James M. Guyette, age 64, has served as a Director of priceline.com since November 2003.  Mr. Guyette is currently Chairman, President and Chief Executive Officer of Rolls-Royce North America Inc., a world-leading supplier of power systems to the global aerospace, defense, marine and energy markets, a position he has held since 1997.  Prior to joining Rolls-Royce, Mr. Guyette was Executive Vice President — Marketing and Planning for United Airlines.  He held a number of other senior roles in his nearly 30 years with the carrier.  Mr. Guyette serves on the boards of Rolls-Royce plc, International Aero Engines and PrivateBancorp Inc.  He is a member of the Boards of Directors of the Wings Club, the Smithsonian Museum — Air and Space Museum Board, the U.S. Chamber of Commerce, the Flight Safety Foundation, St. Mary’s College — Moraga CA — Board of Regents, and is a member of the Board of Governors for the Aerospace Industries Association.

Nancy B. Peretsman, age 55, has served as a Director of priceline.com since February 1999.  Since June 1995, she has been a Managing Director of Allen & Company LLC, an investment bank.  Prior to joining Allen & Company, Ms. Peretsman had been an investment banker since 1983 at Salomon Brothers Inc., where she was a Managing Director from 1990 to 1995.  Ms. Peretsman serves on the Board of Directors for several private companies.  She is a member of the Board of Trustees of The New School.  Ms. Peretsman is a Trustee of the Institute of Advanced Study, and a member of the Board of Trustees of Princeton University.  She is also a National Board Member of Teach for America.

Craig W. Rydin, age 57, has served as a Director of priceline.com since January 2005.  Mr. Rydin has been Chairman of the Board of Directors of The Yankee Candle Company, Inc. since February 2003, and its Chief Executive Officer and a director of Yankee Candle since April 2001.  Prior to joining Yankee Candle, Mr. Rydin was the President of the Away From Home food services division of Campbell Soup Company, a position he held from 1998 to 2001. From 1996 to 1998, Mr. Rydin served as the President of the Godiva Chocolatiers division of Campbell. Prior to his position with Godiva, Mr. Rydin held a number of senior management positions at Pepperidge Farm, Inc., also a part of Campbell.  Mr. Rydin serves on the board of Philips-Van Heusen (PVH — NYSE) and is a member of their compensation committee.

Set forth below is biographical information for executive officers of the Company (each an “executive officer”), other than executive officers who are nominated to serve as Directors of the Company and whose biographical information is set forth above.

Daniel J. Finnegan, age 47, is Senior Vice President, Chief Financial Officer and Chief Accounting Officer of priceline.com.  Mr. Finnegan has been Chief Financial Officer since January 2009.  Mr. Finnegan was the Company’s Senior Vice President, Controller and Chief Accounting Officer from October 2005 to January 2009.  Mr. Finnegan joined priceline.com in April 2004 as Vice President and Chief Compliance Officer.  Prior to joining priceline.com, Mr. Finnegan served as Chief Financial Officer for CS Technology, Inc., a consulting company, from October 2000 to April 2004.

Brett Keller, age 41, has been Chief Marketing Officer of priceline.com since January 2002.  He previously served as Senior Vice President, Marketing of priceline.com and in other positions from February 1999 through December 2001.  Prior to joining priceline.com, Mr. Keller served as Director of Online Travel at Cendant.

Kees Koolen, age 43, has been Chief Executive Officer, Booking.com B.V., since September 1, 2008.  Mr. Koolen has been part of the Booking.com Management team for seven years and has acted as Chief Operating Officer for five years.  Prior to joining Booking.com, he was an active investor in a number of internet start-ups and served as an independent management consultant.

Peter J. Millones, age 39, is Executive Vice President, General Counsel and Corporate Secretary of priceline.com.  Mr. Millones has been General Counsel and Corporate Secretary of priceline.com since January 2001.  He previously served as Vice President and Associate General Counsel of priceline.com from March 2000 to January 2001.  Since 2003, Mr. Millones has been responsible for priceline.com’s U.S. human resources department.  Prior to joining priceline.com, Mr. Millones was with the law firm of Latham & Watkins.

Robert J. Mylod Jr., age 42, was appointed Vice Chairman and Head of Worldwide Strategy and Planning in January 2009.  Before becoming the Company’s Vice Chairman, Mr. Mylod was Chief Financial Officer from November 2000 to January 2009.  Prior to joining priceline.com, Mr. Mylod was acting Chief Financial Officer for WebHouse Club, Inc., a privately held e-commerce company and a licensee of priceline.com, and a Principal at Stonington Partners, a private equity investment firm.  Mr. Mylod is on the board of directors of EverBank Financial Corp.

Ronald V. Rose, age 58, has been the Chief Information Officer of priceline.com since March 1999. Prior to joining priceline.com, Mr. Rose served in various capacities with Standard & Poor’s, a financial services company, including Chief Technology Officer of Retail Markets.

Christopher L. Soder, age 49, has been President, North American Travel since February 2007.  Mr. Soder was Executive Vice President, Travel Services from March 2005 to February 2007 and had been Executive Vice President, Lodging and Vacation Products from July 2002 to March 2005.  From February 2000 to July 2002, Mr. Soder was President of priceline.com’s hotel service.  Prior to joining priceline.com, Mr. Soder was Western Region Vice President, Business Markets, for AT&T.

Corporate Governance and Board Matters

The Board of Directors

The Board of Directors is elected by and accountable to the stockholders and is responsible for the strategic direction, oversight and control of priceline.com.  Regular meetings of the Board of Directors are generally held at least five times per year and special meetings are scheduled when necessary.  Five members of the Company’s Board of Directors, representing a majority of directors nominated for re-election, are “independent,” as determined by priceline.com’s Board of Directors, based on the NASDAQ Stock Market’s listing rules.  The independent directors conduct at least two regularly scheduled executive sessions each year.   The Board of Directors held nine meetings in 2008.  All directors attended at least 75% of the meetings of the Board of Directors and the Board committees of which they were members during 2008.  The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee and has adopted written charters for each of these committees.

Corporate Governance

Corporate Governance Principles.  The Company operates under corporate governance principles that are designed to maximize long-term stockholder value, align the interests of the Board of Directors and management with those of priceline.com’s stockholders and promote high ethical conduct among priceline.com’s directors and employees.  A copy of the Company’s Corporate Governance Principles is available on the Investor Relations section of the Company’s website (www.priceline.com) under the tab “Corporate Governance.”  The Board of Directors’ current corporate governance principles include the following:

•                  A majority of the Board of Directors will consist of directors who are neither officers nor employees of the Company or its subsidiaries (and have not been officers or employees within the previous three years), do not have a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and who are otherwise “independent” under the rules of the Nasdaq Stock Market, Inc.

•                  At least annually, the Nominating and Corporate Governance Committee will review and concur on a succession plan, developed by management, addressing the policies and principles for selecting a successor to the Chief Executive Officer, both in an emergency situation and in the ordinary course of business.

•                  The Board of Directors and each committee have the power to hire independent legal, financial and other advisors as they may deem necessary, at priceline.com’s expense.

•                  The independent directors will have at least two regularly scheduled executive sessions each year, and more frequently as necessary or desirable, in conjunction with regularly scheduled meetings of the Board, at which only independent directors are present.

•                  The Compensation Committee meeting in executive session will evaluate the performance of the Chief Executive Officer and the Company against the Company’s goals and objectives and will determine, or recommend to the Board of Directors for determination, the compensation of the Chief Executive Officer.

•                  Each non-employee member of the Board of Directors and senior executive officer of the Company is required to own a specified number of shares of the Company’s common stock, ranging from 5,000 shares in the case of a non-employee director to 40,000 shares in the case of the Company’s Chief Executive Officer.

•                  Continuing education of directors is encouraged and financed, as necessary, and will be reviewed by the Nominating and Corporate Governance Committee.

Director Independence.  The Nominating and Corporate Governance Committee recommended to the Board of Directors, and the Board of Directors determined that each of Ralph M. Bahna, Howard W. Barker, Jr., Jeffrey E. Epstein, James M. Guyette and Craig W. Rydin is “independent” within the meaning of the rules of the

NASDAQ Stock Market, Inc. and the Company’s Corporate Governance Principles and, in the case of the Audit Committee members, the rules of the Securities and Exchange Commission (the “SEC”) as well.  In connection with the independence determination for Mr. Bahna, the Board of Directors considered the ordinary-course transactions involving the supply of hotel rooms to priceline.com customers by Club Quarters, an international group of hotels, of which Masterworks Development Corporation, controlled by Mr. Bahna, is a minority stakeholder.  The Board of Directors concluded that these transactions did not impair Mr. Bahna’s independence because, among other reasons, the amounts in question were considerably below the thresholds set forth in the NASDAQ Stock Market, Inc.’s independence standards.  In connection with the independence determination for Mr. Epstein, the Board of Directors considered the ordinary-course transactions involving the purchase and/or licensing of computer software to priceline.com by Oracle Corporation, of which Mr. Epstein is the Executive Vice President and Chief Financial Officer.  The Board of Directors concluded that these transactions did not impair Mr. Epstein’s independence because, among other reasons, the amounts in question were considerably below the thresholds set forth in the NASDAQ Stock Market, Inc.’s independence standards.

Director Nominees.    The Nominating and Corporate Governance Committee identifies, evaluates and recommends director candidates to the Board of Directors.  In identifying and recommending nominees for positions on the Board of Directors, the Nominating and Corporate Governance Committee places primary emphasis on the criteria set forth under “Selection of Directors — Nominations and Appointments” in our Corporate Governance Principles, namely: (i) highest personal and professional ethics and integrity; (ii) relevant business, professional or managerial skills and experience (including team-building and communication skills) useful to the oversight of the Company’s business; (iii) demonstrated leadership skills through involvement in business, professional, charitable or civic affairs; (iv) current knowledge and contacts in the communities in which the Company does business and in the Company’s industry or other industries relevant to the Company’s business; (v) ability and willingness to commit adequate time to fulfilling Board and committee duties and responsibilities; (vi) ability and willingness to exercise independent judgment, ask probing questions and express tough opinions; (vii) the fit of the individual’s expertise, skills, knowledge, experience and personality with those of other directors and potential directors in building a Board of Directors that is effective, collegial and responsive to the needs of the Company; and (viii) diversity of viewpoints, backgrounds, experiences and other demographics.

The Nominating and Corporate Governance Committee does not set specific, minimum qualifications that nominees must meet in order for the committee to recommend them to the Board of Directors, but rather believes that each nominee should be evaluated based on his or her individual merits, taking into account the needs of priceline.com and the composition of the Board of Directors. Members of the Nominating and Corporate Governance Committee discuss and evaluate possible candidates in detail, and suggest individuals to explore in more depth.  Outside consultants may also be employed to help in identifying candidates.  Once a candidate is identified whom the committee wants to seriously consider and move toward nomination, the Chairperson of the Nominating and Corporate Governance Committee, or his or her designee, enters into a discussion with that nominee. The Nominating and Corporate Governance Committee will consider nominees recommended by stockholders. The policy adopted by the Nominating and Corporate Governance Committee provides that nominees recommended by stockholders are given appropriate consideration in the same manner as other nominees recommended by the Nominating and Corporate Governance Committee. Stockholders who wish to submit nominees for director for consideration by the Nominating and Corporate Governance Committee for election at the Company’s 2010 Annual Meeting of Stockholders may do so by submitting in writing such nominees’ names, in compliance with the procedures and along with the other information required by our By-laws, to the Secretary of our Board of Directors, c/o Office of the General Counsel, priceline.com Incorporated, 800 Connecticut Avenue, Norwalk, Connecticut, no earlier than March 8, 2010 and no later than April 7, 2010.

Communications with the Board of Directors.  Stockholders may contact any of the Company’s directors, a committee of the Board of Directors, the Board of Directors’ non-employee directors as a group, or the Board of Directors as a whole by writing to them c/o Office of the General Counsel, priceline.com Incorporated, 800 Connecticut Avenue, Norwalk, Connecticut 06854.  Stockholders should indicate how many shares of priceline.com common stock they own as of the date of their communication.  Communications received in this manner will be handled in accordance with procedures developed and approved by a majority of the Company’s “independent” directors.

Attendance at Annual Meetings.  The Company expects directors to make every effort to attend the Company’s annual meeting of stockholders.  All of the current members of the Company’s Board of Directors attended priceline.com’s 2008 annual meeting of stockholders in June 2008.

Code of Ethics.  The Company has adopted a Code of Business Conduct and Ethics (“Code of Ethics”) and requires all employees to adhere to the Code of Ethics in discharging their work-related responsibilities.  A copy of the Company’s Code of Ethics is available on the Investor Relations/Corporate Governance section of priceline.com’s Web site located at www.priceline.com.

In April 2008, as part of its annual review of priceline.com’s Code of Ethics, the Nominating and Corporate Governance Committee recommended a number of changes to the Code of Ethics, all of which were adopted by priceline.com’s Board of Directors.  The changes to the Code of Ethics, most of which were intended to reflect priceline.com’s growing employee presence internationally, emphasized in clear and concise terms the Company’s and the Board’s commitment to, among other things, prohibiting the payment of bribes, fostering a work environment in which all individuals are treated with respect and dignity and competing fairly.

Rights Plan Policy.  The Company does not have a stockholder rights plan, sometimes referred to as a “poison pill.”

Committees of the Board of Directors

Audit Committee.  The Audit Committee of the Board of Directors consists of Howard W. Barker, Jr., Jeffrey E. Epstein and Craig W. Rydin.  Mr. Barker is Chairman of the Audit Committee.  Each member of the Audit Committee is an independent director as determined by priceline.com’s Board of Directors, based on the NASDAQ Stock Market’s listing rules.  Each member of the committee also satisfies the SEC’s additional independence requirements for members of audit committees.  In addition, the Company’s Board of Directors has determined that Mr. Barker is an “audit committee financial expert,” as defined by SEC rules.  The Audit Committee’s responsibilities include, among other things, reviewing priceline.com’s financial statements and accounting practices, overseeing the Company’s relationship with the independent registered public accounting firm, including making all decisions relating to appointing, determining funding for and overseeing the independent registered public accounting firm, overseeing internal audit, and reviewing the results and scope of the audit and other services provided by priceline.com’s independent registered public accounting firm.  A copy of the Audit Committee’s Charter is available on the Investor Relations section of the Company’s website (www.priceline.com) under the tab “Corporate Governance.”  The Audit Committee met ten times in 2008.

Compensation Committee.  The Compensation Committee of the Board of Directors consists of Messrs. Jeffrey E. Epstein, Craig W. Rydin and James M. Guyette.  Mr. Rydin is Chairman of the Compensation Committee.  Each member of the Compensation Committee is an independent director as determined by priceline.com’s Board of Directors, based on the NASDAQ Stock Market’s listing rules.  The Compensation Committee’s responsibilities include, among other things, setting, or recommending to the Board of Directors for determination, the salary of the Company’s Chief Executive Officer, reviewing and approving the compensation of all other “executive officers” of the Company, administering priceline.com’s employee benefit plans and making recommendations to the Board of Directors with respect to the Company’s incentive compensation plans.   The Compensation Committee has delegated limited authority to the Chief Executive Officer, Chief Financial Officer and the General Counsel to determine whether and to what extent certain restricted stock, restricted stock units and performance share units held by non-executive officers may be settled, canceled, forfeited, or surrendered pursuant to their terms (for instance, the Chief Executive Officer has the authority to determine whether an employee’s termination was, pursuant to the terms of a relevant agreement, “with” or “without cause”).  A copy of the Compensation Committee’s Charter is available on the Investor Relations section of the Company’s website (www.priceline.com) under the tab “Corporate Governance.”

The Compensation Committee meets as often as necessary to perform its duties and responsibilities.  The Compensation Committee met seven times in 2008.  Mr. Rydin assumed responsibility as Chairperson of the Compensation Committee in October 2008.  Mr. Rydin works with the Chief Executive Officer and General Counsel to establish meeting agendas.  The Compensation Committee typically meets with the Chief Executive Officer, Chief Financial Officer, Vice Chairman and Head of Worldwide Strategy and Planning, General Counsel and outside advisors.  The Compensation Committee also regularly meets in executive session without management.

The Compensation Committee receives and reviews materials in advance of each meeting.  These materials include information that management believes will be helpful to the Compensation Committee as well as materials that the Compensation Committee has specifically requested.  Management plays a significant role in the compensation planning process.  The most significant aspects of management’s role are:

•                  Evaluating employee performance (other than the Chief Executive Officer’s);

•                  Helping to establish business performance targets and objectives (other than the Chief Executive Officer’s);

•                  Recommending salary levels, bonus targets/amounts and equity awards (other than the Chief Executive Officer’s); and

•                  Helping to design the structure, terms and conditions of bonus plans and equity instruments.

The Compensation Committee has the authority to appoint and dismiss its advisors and compensation consultants and approve their compensation.  These advisors report directly to the Compensation Committee. The Compensation Committee has retained Mercer Inc. (“Mercer”) as its independent compensation consultant.  While Mercer reported directly to the Compensation Committee, the Compensation Committee authorized Mercer to communicate and work with management during the compensation planning process.

With respect to the specific 2008 compensation initiatives detailed in the Compensation Discussion and Analysis of this proxy statement (i.e., 2008 base salaries, bonus targets (and subsequent payouts) and equity grants), the bulk of the work related to the 2008 compensation initiatives occurred between October 2007 and February 2008.  Between the beginning of October 2007 and the end of February 2008, the Compensation Committee met on five occasions to review and discuss executive compensation matters.

In October 2007, the Compensation Committee met to discuss and plan the steps to be taken during the compensation planning process over the following months.  The Compensation Committee settled on, among other things, Mercer’s and senior management’s role in the planning process and agreed that management (primarily the Chief Financial Officer and General Counsel) would act as the primary liaisons with Mercer to provide necessary information for Mercer’s review and discuss and review compensation proposals before formal presentation to the Compensation Committee.  The Compensation Committee met in December 2007 to evaluate and discuss, among other things, the general structure or underlying philosophy of, among other things, the 2008 bonus plan and equity grants, and again in January 2008 to discuss more detailed aspects of the plans, from individual bonus targets and equity grants, to specific funding and vesting provisions. In February 2008, the Compensation Committee gave final approval to the compensation of the Company’s executive officers for 2008, reviewed senior executive compensation with the Board of Directors and formally reviewed, and had the Board of Directors approve, the compensation of the Chief  Executive Officer.  The Committee also met in July 2008 to consider certain initiatives including appropriate compensation for Kees Koolen in connection with his promotion to CEO of priceline.com’s wholly-owned subsidiary Booking.com B.V.

During the compensation process, the General Counsel interacted often with Mercer outside the context of Compensation Committee meetings to discuss a range of issues, from specific compensation proposals for executives, the structure of equity grant instruments (i.e., the structure of the performance share units described in the Compensation Discussion and Analysis of this proxy statement) or proposed funding mechanisms or structure of a bonus plan.

In connection with the specific recommendations on the design of the 2008 bonus plan and 2008 equity grants (i.e., number of shares/units to be granted, specific performance thresholds, etc.), the Chief Executive Officer developed recommendations based on guidance given by the Compensation Committee.  Those specific recommendations were reviewed with Mercer, and revised accordingly, if appropriate, before presentation and detailed review by the Compensation Committee.  The final elements of the 2008 bonus plan and equity grants were the result of an iterative process and aspects of each were refined and changed during the process as a result of the Compensation Committee’s direction.

In early 2009, as described more fully in the Compensation Discussion and Analysis of this proxy statement, the Compensation Committee determined funds to be allocated to the 2008 bonus pool and amounts to be paid to individual executive officers.

Additional information on the Compensation Committee’s consideration of executive compensation is addressed in the Compensation Discussion and Analysis in this proxy statement.

Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee consists of Messrs. James M. Guyette, Howard W. Barker, Jr. and Ralph M. Bahna.  Mr. Guyette is Chairman of the Nominating and Corporate Governance Committee.  Each member of the Nominating and Corporate Governance Committee is an independent director as determined by priceline.com’s Board of Directors, based on the NASDAQ Stock Market’s listing rules.  The Nominating and Corporate Governance Committee’s primary purposes are to:  (a) identify individuals believed to be qualified to become members of the Board of Directors, consistent with criteria approved by the Board of Directors, and to select, or recommend to the Board of Directors, the nominees to stand for election as directors at the annual meeting of stockholders; (b) identify members of the Board of Directors qualified to fill vacancies on any committee of the Board of Directors (including the Nominating and Corporate Governance Committee) and to recommend that the Board of Directors appoint the identified member or members to the respective committee; (c) assess whether candidates to join the Board of Directors would be “independent” under the rules of the NASDAQ Stock Market, Inc.; (d) establish procedures to receive prompt notification of changes in a director’s circumstances that may affect his or her qualifications or independence as a director and review such information and make recommendations as deemed appropriate; (e) develop and recommend to the Board of Directors a set of corporate governance principles applicable to the Company, and to review and consider the effectiveness of those principles at least once a year; (f) review, at least annually, priceline.com’s Code of Business Conduct and Ethics and, if appropriate, make recommendations to the Board of Directors of suggested modifications or changes;  (g) assist management in the preparation of the disclosure in priceline.com’s proxy statement regarding the operations of the Nominating and Corporate Governance Committee and (h) design a process for the Board to conduct a self-evaluation.

A copy of the Nominating and Corporate Governance Committee’s Charter is available on the Investor Relations section of the Company’s website (www.priceline.com) under the tab “Corporate Governance.”   The Nominating and Corporate Governance Committee met three times in 2008.  The Nominating and Corporate Governance Committee approved and recommended to the Board of Directors the eight director nominees currently standing for re-election at the Annual Meeting.  During 2008, in addition to overseeing the Board’s annual self-evaluation, the Nominating and Corporate Governance Committee conducted a review of the performance and contributions of each of the non-management members of the Board of Directors, and, as part of that process, elicited comments and observations from other members of the Board and provided feedback to individual Board members and the Board as a whole about the results of the review.

Security Ownership of

Certain Beneficial Owners and Management

The following table sets forth certain information known to the Company with respect to beneficial ownership of the Company’s common stock as of March 31, 2009 by (1) each stockholder known by priceline.com to be the beneficial owner of more than 5% of the Company’s common stock; (2) each Director of priceline.com; (3) priceline.com’s Chief Executive Officer, Chief Financial Officer at the end of 2008 and each of its other named executive officers in the Summary Compensation Table in this proxy statement; and (4) all Directors and executive officers as a group.  The percentage of shares owned is based on 41,636,338 shares outstanding as of March 31, 2009.

	SHARES BENEFICIALLY OWNED (a)
NAME OF BENEFICIAL OWNER	NUMBER	PERCENT

Jeffery H. Boyd (b)	658,760	1.6%
Ralph M. Bahna (c)	104,055	*
Howard W. Barker, Jr.(d)	13,715	*
Jan L. Docter (e)	0	*
Jeffrey E. Epstein (f)	28,381	*
James M. Guyette (g)	26,048	*
Nancy B. Peretsman (h)	36,088	*
Craig W. Rydin (i)	21,715	*
Robert J. Mylod Jr. (j)	207,626	*
Stef Norden (k)	0	*
Kees Koolen (l)	22,402	*
Peter J. Millones (m)	76,777	*
Christopher L. Soder (n)	57,772	*
Stephen F. Mandel, Jr. (o)	3,604,068	8.7%
Wellington Management Company, LLP (p)	2,719,800	6.5%
T. Rowe Price Associates, Inc. (q)	2,695,509	6.5%
Thornburg Investment Management Inc. (r)	2,660,762	6.4%
Merchants’ Gate Capital LP (s)	2,445,510	5.9%
Viking Global Performance LLC (t)	2,327,100	5.6%
All directors and executive officers as a group (16 persons) (u)	1,470,400	3.5%

*   Represents beneficial ownership of less than one percent.

(a)   Beneficial ownership is determined in accordance with the rules of the SEC and includes sole voting and investment power with respect to securities, except as discussed in the footnotes below. Stock options that are currently exercisable or exercisable within 60 days after March 31, 2009 and restricted stock units that vest by their terms within 60 days after March 31, 2009, are deemed to be outstanding and to be beneficially owned by the person holding such stock options and/or restricted stock units for the purpose of computing the percentage ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.  Shares of restricted stock are deemed to be issued and outstanding.  Certain directors have elected to defer receipt of restricted stock unit grants for tax purposes, and, to the extent those units are vested, they are treated as beneficially owned for purposes of this table.  Performance share units issued to each of the named executive officers are not considered issued or outstanding, unless distributable within 60 days.

(b)   Includes (1) 166 shares held by an immediate family member of Mr. Boyd, of which Mr. Boyd disclaims beneficial ownership; and (2) 487,499 shares that Mr. Boyd has the right to acquire under stock options currently exercisable or exercisable within 60 days after March 31, 2009.

(c)   Includes 45,665 shares that Mr. Bahna has the right to acquire under stock options currently exercisable or exercisable within 60 days after March 31, 2009.

(d)   Includes 8,000 shares that Mr. Barker has the right to acquire under stock options currently exercisable or exercisable within 60 days after March 31, 2009.

(e)   Does not include 17,500 shares held by immediate family members of Mr. Docter not sharing the same household, of which Mr. Docter disclaims beneficial ownership.

(f)    Includes 22,666 shares that Mr. Epstein has the right to acquire under stock options currently exercisable or exercisable within 60 days after March 31, 2009.

(g)   Includes 19,333 shares that Mr. Guyette has the right to acquire under stock options currently exercisable or exercisable within 60 days after March 31, 2009.

(h)   Does not include: (1) 1,301 shares held in custodial accounts for the benefit of certain members of Ms. Peretsman’s family; and (2) 92,320 shares held by a foundation for which Ms. Peretsman serves as a trustee.  Includes 27,665 shares that Ms. Peretsman has the right to acquire under stock options currently exercisable or exercisable within 60 days after March 31, 2009.  Allen & Company LLC disclaims beneficial ownership of the shares and options referred to above.

(i)    Includes 16,000 shares that Mr. Rydin has the right to acquire under stock options currently exercisable or exercisable within 60 days after March 31, 2009.

(j)    Includes 97,499 shares that Mr. Mylod has the right to acquire under stock options currently exercisable or exercisable within 60 days after March 31, 2009.

(k)   Mr. Norden resigned from Booking.com on August 31, 2008.  To the knowledge of the Company, Mr. Norden is not the beneficial owner of any shares of the Company’s common stock.

(l)    Includes 19,069 shares that Mr. Koolen has the right to acquire under stock options currently exercisable or exercisable within 60 days after March 31, 2009.

(m)  Includes 44,445 shares that Mr. Millones has the right to acquire under stock options currently exercisable or exercisable within 60 days after March 31, 2009.

(n)   Includes 37,333 shares that Mr. Soder has the right to acquire under stock options currently exercisable or exercisable within 60 days after March 31, 2009.

(o)   Based solely on a Schedule 13G filed with the SEC on February 13, 2009 by Lone Spruce, L.P., Lone Balsam, L.P., Lone Sequoia, L.P., Lone Cascade, L.P., Lone Sierra, L.P., Lone Pine Associates LLC, Lone Pine Members LLC, Lone Pine Capital LLC and Stephen F. Mandel, Jr., each of which lists its address as Two Greenwich Plaza, Greenwich, Connecticut 06830.  Mr. Mandel is the Managing Member of Lone Pine Associates LLC, which is the beneficial owner of 191,900 shares of the Company’s common stock, Lone Pine Members LLC, which is the beneficial owner of 1,615,938 shares of the Company’s common stock, and Lone Pine Capital LLC, which is the beneficial owner of 1,796,230 shares of the Company’s common stock.

(p)   Based solely on a Schedule 13G filed with the SEC on February 17, 2009, by Wellington Management Company, LLP. Wellington Management Company, LLP lists its address as 75 State Street, Boston Massachusetts 02109.

(q)   Based solely on a Schedule 13G filed with the SEC on February 10, 2009, by T. Rowe Price Associates, Inc. T. Rowe Price Associates, Inc. lists its address as 100 E. Pratt Street, Baltimore, Maryland 21202.

(r)    Based solely on a Schedule 13G filed with the SEC on March 2, 2009, by Thornburg Investment Management Inc. Thornburg Investment Management Inc. lists its address as 2300 Ridgetop Road, Sante Fe, New Mexico 87506-8361.

(s)   Based solely on a Schedule 13G filed with the SEC on February 27, 2009, by Merchants’ Gate Capital LP. Merchants’ Gate Capital LP lists its address as 712 Fifth Avenue, New York, New York 10019.

(t)    Based solely on a Schedule 13G filed with the SEC on February 22, 2008, by Viking Global Performance LLC, Viking Global Investors LP, Viking Global Equities LP, Viking Global Equities II LP, O. Andreas Halvorsen, David C. Ott, Thomas W. Purcell,  Jr. and Daniel J. Cahill. Viking Global Performance LLC lists its address as 55 Railroad Avenue, Greenwich, Connecticut 06850.

(u)   Includes shares beneficially owned by all Directors and executive officers of priceline.com, including the named executive officers, as a group.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our Directors and officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of priceline.com common stock and other equity securities of the Company.  Officers, Directors and greater than ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2008, each of our officers, directors and greater than ten percent beneficial owners complied with the Section 16(a) filing requirements.

Compensation Discussion and Analysis

Executive Compensation Program Philosophy and Objectives

Priceline.com’s goal is to be the leading worldwide on-line hotel reservation service.  To achieve this goal, it is critical that priceline.com be able to attract, motivate and retain highly talented individuals at all levels of the organization.  All of priceline.com’s compensation and benefits programs described below are designed to accomplish these objectives and, in turn, enhance long-term stockholder value.

Priceline.com’s compensation program is substantially performance based and is intended to focus executives on both short-term and long-term earnings growth.  As a general rule, this means that if the Company achieves superior earnings growth compared to expected growth rates for its competition, total compensation for senior executives may fall at the high-end of competitive benchmarks.  On the other hand, if the Company’s earnings growth is inferior to that expected of the Company’s competition, total compensation for senior executives is likely to be significantly below competitive benchmarks.  Further, executive officers’ annual bonuses are substantially funded from earnings growth and, therefore, as a general matter, it is unlikely there would be significant bonus funding for executive officers unless the Company grows its earnings.  The Compensation Committee of the priceline.com Board of Directors (the “Committee”) generally tries to set total “target” compensation for the named executive officers within a range around “market” levels of comparative pay.

Different elements of the priceline.com compensation program are designed to engender different behaviors:

•                  Base salary and benefits are designed to attract and retain employees over time.

•                  Award opportunities under priceline.com’s annual performance based bonus plan are designed to focus employees on priceline.com’s annual earnings growth and individual objectives in connection with each executive’s individual performance goals.

•                  Long-term incentives - performance share units (“PSUs”) and restricted stock units - under the stockholder-approved priceline.com 1999 Omnibus Plan, are generally designed to focus executives’ efforts on long-term growth in the Company’s earnings and increases to its stock price over a period of several years.

•                  Severance agreements and change of control provisions in the Company’s equity instruments are designed to facilitate priceline.com’s ability to attract and retain executives as priceline.com competes for talented employees in the very competitive marketplace for experienced Internet executives, where these protections are often offered.  The severance benefits described below provide benefits to ease the consequences of an unexpected employment termination by priceline.com due to on-going changes in priceline.com’s employment needs.  The change of control benefits described below encourage employees to remain focused on priceline.com’s business in the event of rumored or actual fundamental corporate change and, in many instances, to provide assistance during any transition.

The Role of Management

The Chief Executive Officer, Vice Chairman and Head of Worldwide Strategy and Planning (the “Vice Chairman”), who was the Company’s Chief Financial Officer until December 31, 2008, Chief Financial Officer and Executive Vice President and General Counsel provide significant input to the Committee when developing the structure of and setting performance metrics for the Company’s annual performance based bonus plan and annual equity grants.  The Chief Executive Officer provides detailed recommendations to the Committee of base salary, annual performance based bonus plan opportunities and awards and long-term incentive award values for the executive officers other than himself.  For the named executive officers other than the Chief Executive Officer, the Committee receives an oral performance assessment and compensation recommendation from the Chief Executive Officer in executive session without the presence of the other executive officers.  The Committee gives significant weight to the Chief Executive Officer’s judgment when assessing each of the other executive officers’ performance and determining appropriate compensation levels and incentive awards because he is particularly able to assess the other executive officers’ performance and

contributions to the Company.   See “Corporate Governance and Board Matters — The Compensation Committee” in this proxy statement for details on the 2008 compensation planning process.

The Board of Directors meets annually at the beginning of the year with the Chief Executive Officer to agree upon his performance objectives (which are generally stated in terms of company objectives) for the year.  At the beginning of the following year, the Chief Executive Officer presents to the Committee a summary of his and the Company’s performance over the past year.  The Committee then meets in executive session without the presence of management to review the performance of, and develop compensation recommendations for, the Chief Executive Officer.  The Committee Chairperson then discusses with the Board of Directors in executive session the Chief Executive Officer’s performance and the Committee’s compensation recommendations.  The Board of Directors then deliberates, discusses the review to be given to the Chief Executive Officer and sets the Chief Executive Officer’s compensation.  The Chairperson of the Committee then meets with the Chief Executive Officer to conduct a performance review of the Chief Executive Officer based on his achievement of the agreed-upon objectives, contribution to the Company’s performance, and other leadership accomplishments.  Neither the Chief Executive Officer nor other members of management make any proposals to the Committee or the Board of Directors with respect to the Chief Executive Officer’s base pay, performance based cash bonus opportunity or awards, or equity incentives.

The Role of the Compensation Consultant

The Committee engaged Mercer Inc., an outside global human resources consulting firm, to advise and counsel the Committee on the Company’s compensation program for the named executive officers.  Mercer has been working with the Committee for approximately nine years in connection with the Committee’s review of senior executive compensation.  Mercer provides no services to the Company other than those related to the Company’s compensation program.

At the direction of the Committee, management generally provides all Committee materials to Mercer and discusses all materials and recommendations with Mercer in advance of each Committee meeting.  Mercer considers the information presented to the Committee and discusses the information with the Committee.  Mercer generally attends all Committee meetings and, at the end of most meetings, meets in executive session with the Committee without management present.

With the support of the Committee, management (generally the Executive Vice President and General Counsel and, to a lesser extent, the Vice Chairman) regularly asks Mercer to provide calculations and market data to be used by the Committee in its decision-making process.  The Committee periodically requests the Executive Vice President and General Counsel and his staff to seek Mercer’s input or recommendation with respect to a specific compensation practice, program or arrangement being considered by the Committee.  The Committee’s Chairperson and/or management may also independently seek Mercer’s advice on various matters to assist the Committee in its decision-making process.

During 2008, among other things, Mercer assisted the Committee on the following matters:

•                  Advised the Committee on the composition of the Compensation Peer Group;

•                  Prepared analyses of named executive officer compensation levels as compared to the Compensation Peer Group and made compensation recommendations;

•                  Evaluated the design and opined on the appropriateness of the Company’s 2008 performance based bonus plan and long term incentives and provided suggested design changes and recommendations; and

•                  Prepared tally sheets and IRS Section 280(g) analysis (“excise parachute payments”).

Benchmarking

In making compensation decisions, the Committee compares each element of total compensation against a peer group of publicly-traded companies.  The Committee reviews annually the appropriateness of the companies comprising the peer group.  In determining the appropriate peer group of companies to be used in connection with the 2008 compensation planning process, the Committee looked closely at, among other things, companies included in the prior year’s peer group and the Goldman, Sachs & Co. Internet Sector index.  In 2008, the Committee made certain changes to the prior year’s peer group of companies in an attempt to, among other things, have a peer group with median gross profit that was relatively close to the Company’s.  Among other things, the Committee:

•                  dropped three companies from the prior’s year’s peer group that had been acquired and were no longer independent stand-alone companies and dropped the three smallest companies from the prior year’s peer group in terms of gross profit, each of which had gross profit that was less than half the Company’s,

•                  added Orbitz Worldwide, an Internet travel company and direct competitor of the Company, and

•                  added eBay Inc., Yahoo! Inc., Amazon.com Inc. and IAC/Interactive Corp., four prominent Internet companies.

After discussion with Mercer, the Committee determined that the sixteen companies listed below, which are primarily Internet services, travel services and/or e-commerce companies, would comprise the 2008 peer group (the “Compensation Peer Group”):

•	eBay Inc.	•	Orbitz Worldwide	•	RealNetworks Inc.
•	Yahoo Inc.	•	NetflixInc.	•	GSI Commerce Inc.
•	Amazon.com Inc.	•	Valueclick Inc.	•	Digital River Inc.
•	IAC/InteractiveCorp	•	United Online Inc.	•	Monster Worldwide Inc.
•	Expedia Inc.	•	1-800-Flowers.com	•	FTD Group Inc.
•	Earthlink Inc.

For comparison purposes, the Committee focused on priceline.com’s gross profit versus the Compensation Peer Group.  Based on the four most recent quarters of data that were available at the time that the Committee initiated its review (for most, but not all companies, the third quarter 2006 through the second quarter 2007), priceline.com’s gross profit ranked at approximately the 49th percentile of the Compensation Peer Group and approximately the 55th and 67th percentiles, respectively, of the subsets of the peer group described below.  In comparing priceline.com’s compensation against the Compensation Peer Group, the Committee generally considered these percentiles of executive pay for the Compensation Peer Group to be general proxies for “market” compensation.  Mercer adjusted the compensation information from the Compensation Peer Group to account for projected pay increases over the 2006-2007 timeframe.

A number of the companies in the Compensation Peer Group had chief executive officers who were also founders of their respective companies.  These “founder” chief executive officers often had significant equity stakes in their companies that the Committee believed were generally attributable to their roles in starting the companies.  Consistent with its view during the prior year’s compensation review, the Committee did not believe that the compensation paid to these executives was necessarily representative of the compensation paid to “non-founder” chief executives.  As a result, the Committee thought it was prudent as part of its analysis to focus on compensation paid to “non-founder” chief executive officers in determining the appropriate compensation range for Mr. Boyd (the “non-founder subset” of the Compensation Peer Group).  In addition, in evaluating the Chief Executive Officer’s compensation, the Committee excluded the four biggest companies from the Compensation Peer Group (eBay, Yahoo!, Amazon.com and IAC/InterActive Corp) because of what the Committee perceived to be atypical pay practices (the “smaller company subset” of the Compensation Peer Group); had these companies been included in the peer group, it would have had the effect of increasing the level of “market” compensation against which Mr. Boyd’s compensation was compared.

The Committee used the data of the Compensation Peer Group primarily to ensure that the priceline.com executive compensation program as a whole is competitive, meaning generally within a range around “market” levels, as described above, of comparative pay of the Compensation Peer Group when the Company achieves the targeted performance levels and, in many cases, above “market” levels if performance exceeds targets.  The Compensation Peer Group provides the Committee with guidance, but does not dictate the setting of the named executive officers’ compensation and is not a substitute for the Committee’s own business judgment in establishing compensation for the named executive officers.  The difference in compensation paid to the Chief Executive Officer versus the other named executive officers is primarily due to the higher level of responsibility for the Chief Executive Officer and the market level of compensation paid to chief executives in the Compensation Peer Group.

Components of Executive Compensation in 2008

The Committee annually reviews each named executive officer’s total direct compensation, which consists of base pay, performance based cash bonus opportunity, and equity incentives. In addition to these primary compensation elements, the Committee reviews any other compensation, to the extent applicable, and payments that would be required under various severance and change-in-control scenarios.  In making compensation decisions, the Committee also takes into consideration historical compensation, including the vested and unvested value of unexercised stock options and the unvested value of other outstanding equity (restricted stock, restricted stock units and performance share units) under different scenarios and at different prices.

Before giving final approval to the annual compensation initiatives, the Committee reviews a presentation of total compensation, a “tally sheet,” prepared by Mercer.  The tally sheet generally summarizes each officer’s total “target” compensation for the applicable year and, using a current stock price, estimates the payments to be made to the officer under certain termination of employment and change of control scenarios.  In 2008, the Committee made no adjustments as a result of the tally sheet analysis based on its assessment that the program continued to meet the objectives described above.

Base salary

Base salary ranges for named executive officers are determined based on, among other things:

•                  information from the Compensation Peer Group described above;

•                  individual performance of the executive, including level of responsibility and breadth of knowledge; and

•                  internal review of the executive’s total compensation, both individually and relative to other senior executives.

The relative importance of these factors varies depending on the individual whose salary is being reviewed.  Salary levels are typically considered annually as part of the Company’s performance review process as well as upon a promotion or other change in job responsibility.

In 2008, Mr. Boyd recommended, and the Committee approved, an increase in Mr. Koolen’s annual base salary to 260,000 Euros (or approximately $382,338, at an exchange rate of 1.47053 U.S. dollars to Euros, the average exchange rate for 2008) in connection with Mr. Koolen’s promotion in September 2008 to Chief Executive Officer of Booking.com B.V.  A key consideration in increasing Mr. Koolen’s salary was the Committee’s desire to ensure that Mr. Koolen’s salary was appropriate relative to other executive positions at Booking.com, in particular in light of the recent additions to Booking.com’s senior management team.  In addition, the Committee approved an increase in Mr. Millones’ annual base salary to $330,000 to adjust Mr. Millones’ salary to what the Committee believed, based on data from the Compensation Peer Group, was consistent with “market” practices.  The Committee made no other changes to the annual base salaries of the named executive officers during 2008.

Performance based cash bonus

The fundamental principal underlying the Company’s 2008 performance based cash bonus plan (the “2008 Bonus Plan”) was that the bonus pools for executive officers would only be meaningfully funded if the Company had significant year-over-year earnings growth.  The Compensation Committee believed at the time of adoption of the 2008 Bonus Plan that the year-over-year growth rates required to fund the named executive officers’ 2008 “target” bonuses would exceed the growth rates which would be achieved by the Company’s significant competitors in 2008.  Put another way, based on projections of the performance of the Company’s competitors publicly available at the time of adoption of the plan, the Committee believed that meaningful funding of the 2008 Bonus Plan would only occur if the Company out-performed its significant competitors.  The Committee believed that requiring the Company to achieve what it believed to be higher growth rates than the

Company’s peers before there was meaningful funding available for payment of bonuses to the named executive officers constituted a significant hurdle and meant that each named executive officer’s bonus was at significant risk.

Despite the onset of a worldwide economic slowdown in the fourth quarter of 2008, priceline.com’s financial and operational performance during 2008 was excellent; priceline.com’s year-over-year consolidated pre-bonus pro forma EBITDA growth was approximately 66%, an earnings growth rate that significantly exceeded that of the Company’s significant competitors.  As a result, the bonus pools for executive officers were fully funded.  The aggregate size of the 2008 bonus pool as a percentage of 2008 consolidated pro forma EBITDA was approximately 7%, down from approximately 8% in 2007.

What metric was used?  The 2008 Bonus Plan was based upon the accomplishment of certain pro forma EBITDA targets.  For purposes of the plan, EBITDA is operating income before interest, tax, depreciation and amortization expense and, for purposes of calculating EBITDA on a consolidated basis, includes foreign currency gains and losses.  Pro forma EBITDA excludes stock based compensation expense, option payroll tax expense and other items which, in the sole judgment of the Committee, are “one time” or “non-recurring” in nature, whether favorable or unfavorable.  For Booking.com, the pro forma EBITDA targets were denominated in Euros.

These adjustments to EBITDA are generally consistent with the adjustments made by priceline.com in the calculation of pro forma EBITDA, which is disclosed in the Company’s quarterly and annual earnings announcements and is referenced by many of the financial analysts that follow priceline.com.  The adjustments are intended to ensure that any payments under the 2008 Bonus Plan represent the underlying growth of priceline.com’s core business and are not inflated or deflated due to non-cash, “one time” or “non-recurring” items.  The Committee believes that this measure is effective as it focuses employees on the Company’s core earnings so that they can be directly rewarded for business growth and productivity improvements.  The Committee believes that this measure is also an effective motivator because it is relatively easy to track and generally understood by employees.

How did the 2008 Bonus Plan work?  The sole determinant of the funding of the 2008 Annual Bonus Plan — which was a necessary prerequisite to the receipt of a bonus by the named executive officers — was the accomplishment of certain pre-bonus pro forma EBITDA targets.  The 2008 Bonus Plan was composed of three separate “sub” pools - one in which the vast majority of U.S.-based employees participated, which was based on priceline.com’s “U.S.-based” pro forma EBITDA, one for Booking.com employees, including Messrs. Norden and Koolen, which was based on Booking.com’s pro forma EBITDA, and one for those executives who had responsibility for the Company’s “consolidated” operations, which was based on priceline.com’s consolidated pro forma EBITDA.  As priceline.com met and/or exceeded the pre-established pro forma EBITDA targets, an increasing percentage of the 2008 bonus pools funded.  Under the terms of the plan, lower level employees reached full funding at lower targets than executives.

Bonus pools under the 2008 Bonus Plan were designed to fund as follows:

•                  Maximum funding for the Booking.com B.V. bonus pool would only be achieved when Booking.com B.V.’s 2008 year-over-year pre-bonus pro forma EBITDA growth exceeded 59%.  On the other hand, if Booking.com B.V.’s year-over-year pre-bonus pro forma EBITDA growth was 15%, which the Committee believed at the time the bonus pools were established would approximate “market” growth, the bonus pool would be funded at a level resulting in a 78% year-over-year decrease in the senior executive bonus pool for Booking.com.

•                  Substantial funding for the “U.S.-based” bonus pool would only be achieved when 2008 year-over-year pre-bonus pro forma “U.S.-based” EBITDA growth exceeded 19%.  The pool was then further funded by 5% of “U.S.-based” pre-bonus pro forma EBITDA in excess of 19% year-over-year growth.  Accordingly, there was no maximum funding concept for the “U.S.-based” pool.  If “U.S.-based” year-over-year pre-bonus pro forma EBITDA growth was 5%, which the Committee believed at the time the bonus pools were established would approximate “market” growth, the bonus pool for senior executive officers would be funded at a level equal to a 56% year-over-year decrease in the senior executive bonus pool for “U.S.-based” executives.

•                  Maximum funding for the “consolidated” bonus pool would only be achieved when 2008 year-over-year pre-bonus pro forma “consolidated” EBITDA growth exceeded 55%. On the other hand, if “consolidated” pre-bonus pro forma EBITDA growth was 10%, which the Committee believed at the time the bonus pools were established would approximate “market” growth, the bonus pool for senior executive officers would be funded at a level equal to a 92% year-over-year decrease in the senior executive bonus pool for senior executives that participated in the consolidated pool.

As the growth targets above illustrate, significant funding of the 2008 Bonus Pool for the Company’s named executive officers would only occur upon the achievement by the Company of significant double-digit-year-over-year earnings growth.

Individual Bonus Targets.  Bonus targets for the named executive officers were based on job responsibilities, internal relativity, and data for the Compensation Peer Group.  The Committee’s objective was to set bonus targets such that total annual cash compensation would fall within a range around the “market” level of competitive pay only if the Company’s businesses achieved their performance targets.  Accordingly, a substantial portion of that compensation was linked to priceline.com’s performance.  Consistent with our executive compensation policy, individuals with greater job responsibilities had a greater proportion of their total cash compensation tied to priceline.com’s performance through the 2008 Bonus Plan.  The Committee established bonus targets for 2008 (expressed as a percentage of annual base salary) for the named executive officers ranging from 75% to 300%.  The Committee reserved the right in its complete discretion to decrease or increase payouts below or above “target” amounts, notwithstanding priceline.com’s financial performance.

Priceline.com’s 2008 Performance and Funding of the 2008 Bonus.  In the Committee’s judgment, 2008 was an excellent year for priceline.com.  Each of Booking.com and the Company, both on a consolidated and “U.S.-basis,” produced year-over-year pro forma EBITDA growth that attained or exceeded the maximum targets established at the beginning of 2008, and therefore each of the constituent pools was fully funded.

Individual Bonus Amounts.  The sole determinant of the funding of each named executive officer’s bonus — and the single most important consideration in the determination of the actual amount of each named executive officer’s bonus — was the accomplishment by the Company and Booking.com, as applicable, of the pro forma EBITDA targets discussed above.  The actual dollar amount of each named executive officer’s bonus was determined after an assessment of such officer’s performance by, in the case of the Chief Executive Officer, the Board of Directors and Compensation Committee and, in the case of the other named executive officers, the Compensation Committee and the Chief Executive Officer.  Final bonus amounts for the named executive officers other than the Chief Executive Officer were based on a subjective assessment by the Compensation Committee and the Chief Executive Officer of each officer’s performance and contributions during 2008, as opposed to, in most cases, the accomplishment of specific quantitative goals.  The Compensation Committee exercised its discretion, based on the advice of the Chief Executive Officer, and did not attempt to quantify, rank or assign specific weight to any single factor (other than the pro forma EBITDA targets described above) in making its bonus decisions.

In early 2009, the Committee reviewed the Company’s 2008 results and worked with the Chief Executive Officer to develop appropriate bonus amounts for the Company’s executive officers, other than Mr. Boyd.  As described above, the Committee also worked in executive session with Mercer and the Board of Directors to develop an appropriate bonus amount for Mr. Boyd.  The bonuses paid to the named executive officers were paid in February 2009 and appear in the Summary Compensation Table for 2008 under the “Non-equity Incentive Plan Compensation” column.

Mr. Boyd.  Based on the Company’s performance in 2008 and Mr. Boyd’s strong leadership, the Committee and the Board of Directors authorized the Company to pay Mr. Boyd a $2,000,000 bonus for 2008.  The Company’s accomplishment of the consolidated pro forma EBITDA targets described above was the exclusive determinant in calculating the funding of Mr. Boyd’s bonus and was the primary consideration in determining the amount of Mr. Boyd’s ultimate bonus.  In order for there to be a bonus pool that could accommodate the payment to Mr. Boyd of his bonus of $2.0 million, the Company needed to achieve at least an approximately 55% year-over-year increase in consolidated pre-bonus pro forma EBITDA.  Actual consolidated pre-bonus pro forma EBITDA grew by approximately 66% during 2008.  In evaluating Mr. Boyd’s performance and arriving at his bonus, the Committee and the Board of Directors also considered, among other things, the following:

•                  The Company’s 2008 “market leading” year-over-year growth (expressed in terms of consolidated gross travel bookings) and profitability (expressed in terms of consolidated pro forma EBITDA);

•                  The Company’s ability during 2008 to maintain its operating leverage;

•                  The Company’s continued geographic expansion and expansion of its hotel supply around the world during 2008;

•                  The Company’s integration of its different assets during 2008 (e.g., integration of the operations of Booking.com and Agoda);

•                  Mr. Boyd’s leadership during 2008, which included leadership of the organization, succession planning, and development of a deep management team; and

•                  Mr. Boyd’s development of a healthy, open and constructive relationship with the Board of Directors.

The Committee also considered a number of other subjective and qualitative factors, such as, among other things, Mr. Boyd’s integrity, vision for the corporation, people management skills and investor and Board communication skills.

After balancing the Company’s position in the market relative to its significant competitors, and the accomplishment of the 2008 Bonus Plan financial thresholds, the Committee and Board of Directors thought that priceline.com’s performance in 2008 was excellent and, therefore, believed that the bonus amount authorized by the Board of Directors and paid to Mr. Boyd was appropriate.

Other Named Executive Officers.

The bonuses paid to the named executive officers below reflected the Company’s strong performance during 2008, which is described in detail above.  The bonus amounts also reflect the factors described below.

Mr. Mylod’s award reflects Mr. Mylod’s important role in advising the Board of Directors and Chief Executive Officer on the Company’s strategic direction, key role in developing the Company’s annual financial plan and overseeing the achievement of that plan, and success in developing and maintaining strong relationships with the investment and analyst community.

Mr. Norden’s retirement as Chief Executive Officer of Booking.com B.V. was announced in May, 2008 and Mr. Norden agreed to stay on until September 2008 to aid in the transition of his responsibilities to Mr. Koolen.  At the time of the announcement of Mr. Norden’s retirement, the Committee agreed that, in return for, among other things, Mr. Norden’s work for most of the year and assistance during the transition to Mr. Koolen, he would be entitled to a pro rated performance bonus for 2008.  Mr. Norden’s award reflects his role leading the Company’s international operations during most of 2008, the significant growth experienced by Booking.com B.V. in 2008, which is summarized above, and his steps in aiding in a smooth transition to Mr. Koolen.

Mr. Koolen was Chief Operating Officer of Booking.com B.V. through August 31, 2008, and Chief Executive Officer of Booking.com B.V. since September 1, 2008. Mr. Koolen’s bonus reflects Booking.com B.V.’s 2008 performance, as reflected by the accomplishment of the pro forma EBITDA targets discussed above, and the smooth transition of Mr. Norden’s responsibilities.

Mr. Soder’s award reflects the strong performance of priceline.com’s domestic business, which grew year-over-year at higher rates than the Company’s significant public company competitors, the strong performance of the U.S. hotel, air, rental car and vacation package services, which achieved strong year-over-year growth rates in 2008, and successful oversight of negotiations with a number of the Company’s service providers.

Mr. Millones’ award is in recognition of, among other things, his oversight of the Company’s legal department, U.S. human resource department and his oversight of the Company’s litigation.

In determining bonus amounts for the executives above, in addition to considering the factors described above, the Committee discusses and considers with the Chief Executive Officer a range of other subjective factors including each executive’s ability to act and think strategically, ability to get results, ability to demonstrate a strong leadership style, integrity, ethics and ability to foster global cooperation.

Equity incentives

Overview.  Equity incentive grants to the named executive officers are based on job responsibilities and potential for individual contribution, with reference to the “market” levels, as described above, of total “target” direct compensation (total “target” cash compensation plus the “target” value of long-term equity incentives) of executives within the Compensation Peer Group.  When it makes grants, the Committee also considers the size and current value of previous grants, in particular the current unvested value of previous grants.  As with the determination of base salaries and bonus awards, the Committee exercises judgment and discretion in view of the above criteria and its general policies.

In connection with the 2008 compensation planning process, the Committee authorized and the Company granted two primary forms of equity incentives:  performance share units (“PSUs”) and restricted stock units. The grants to the named executive officers in 2008 fall into four categories, each of which is described below:

•                  PSUs, which are forfeitable if certain performance thresholds are not achieved, granted to Messrs. Boyd, Mylod and Millones, which are tied to priceline.com’s 2008 through 2010 consolidated earnings performance.

•                  PSUs, which are forfeitable if certain performance thresholds are not achieved, granted to Mr. Soder, which are tied to priceline.com’s 2008 through 2010 “U.S.” earnings performance.

•                  PSUs, which are forfeitable if certain performance thresholds are not achieved, granted to Messrs. Norden and Koolen, which are tied to the 2008 through 2010 performance of Agoda, the Company’s wholly-owned subsidiary based in Asia.

•                  RSUs granted to Mr. Koolen in connection with his promotion to Chief Executive Officer of Booking.com B.V. in 2008.

The Committee believes that the PSUs described below closely align senior management with priceline.com’s achievement of longer-term - in the case of each of the PSU grants, three years - financial objectives that enhance stockholder value.  The Committee also believes that the restricted stock units described below, especially when balanced with PSUs, both past and current grants, serve a similar role, however, with a greater emphasis on retention than bottom-line company performance.

PSUs granted to Messrs. Boyd, Mylod, Soder and Millones tied to priceline.com’s 2008 through 2010 consolidated or “U.S.” earnings performance.

In 2008, each of Messrs. Boyd, Mylod and Millones was granted PSUs that were based on the Company’s consolidated earnings performance over the three year period ending December 31, 2010 and Mr. Soder was granted PSUs that were based on the Company’s “U.S.” earnings performance over the three year period ending December 31, 2010.  The number of shares that could be issued at the end of the three-year performance period ranges from zero to two times the “target” grant, depending on the Company’s performance over that period.

The Committee established pro forma EBITDA, with respect to Messrs. Boyd, Mylod and Millones, for the consolidated and, with respect to Mr. Soder, “U.S.” business, as the performance measure to judge priceline.com’s performance over the three year performance period.  The calculation of consolidated pro forma EBITDA is intended to be substantially consistent with the calculation used by priceline.com in its quarterly and annual earnings announcements.  The calculation of “U.S.” pro forma EBITDA is also intended to be substantially consistent with the calculation used by priceline.com in its quarterly and annual earnings announcements, except that it is based on priceline.com’s “domestic” or “U.S.” performance rather than the Company’s consolidated performance.  The calculation of pro forma EBITDA is similar to the calculation of pro forma EBITDA described above under Performance Based Cash Bonus and the reasons for adoption of pro forma EBITDA as the performance measure are substantially similar.

With respect to the grant to Messrs. Boyd, Mylod and Millones, the PSUs will vest and be earned at the end of the three year performance period if the consolidated pro forma EBITDA hurdles below are accomplished:

If consolidated pro forma EBITDA for the three- year period ending December 31, 2010 is:	Then, the number of shares that will be issued is:	Consolidated pro forma EBITDA target for the three- year period ending December 31, 2010 expressed as a multiple of consolidated pro forma EBITDA for the three-year period ending December 31, 2007:
Less than $835.3 million	0	2.12x
Between $835.3 million and $1,030.2 million	0x to 1x the “target” grant	2.12x to 2.56x
Between $1,030.2 million and $1,169.5 million	1x the “target” grant	2.56x to 2.91x
Between $1,169.5 million and $1,211.25 million	1x to 2x the “target” grant	2.91x to 3.01x

The PSUs will be forfeited and no shares will be issued if, over the three year performance period, priceline.com does not increase its consolidated pro forma EBITDA by at least approximately 112% over its consolidated pro forma EBITDA over the three year period ending December 31, 2007 (2005 through 2007).

With respect to the grant to Mr. Soder, the PSUs will vest and be earned at the end of the three year performance period if the “U.S.” pro forma EBITDA hurdles below are accomplished:

If “U.S.” pro forma EBITDA for the three-year period ending December 31, 2010 is:	Then, the number of shares that will be issued is:
Less than approximately 1.37x “U.S.” pro forma EBITDA for the three year period ending December 31, 2007	0
Between approximately 1.37x and approximately 1.69x “U.S.” pro forma EBITDA for the three year period ending December 31, 2007	0x to 1x the “target” grant
Between approximately 1.69x and approximately 1.92x “U.S.” pro forma EBITDA for the three year period ending December 31, 2007	1x the “target” grant
Between approximately 1.92x and approximately 1.99x “U.S.” pro forma EBITDA for the three year period ending December 31, 2007	1x to 2x the “target” grant

The PSUs will be forfeited and no shares will be issued if, over the three year performance period, priceline.com does not increase its “U.S.” pro forma EBITDA by at least approximately 37% over its “U.S.” pro forma EBITDA over the three year period ending December 31, 2007 (2005 through 2007).

The Committee believed at the time of adoption — based on information available in early 2008 and the public forecasts of the Company’s significant competitors — that the minimum forfeiture thresholds and the three year performance thresholds set forth above represented significant growth hurdles.  The Committee believed that if “target” consolidated and “U.S.” pro forma EBITDA thresholds are achieved, which would result in a “target” grant for executives (i.e, 1x), based on analyst estimates at the time, it would represent leading growth as compared to the Company’s significant competitors.  Accordingly, the Committee believed that if priceline.com were to achieve the pro forma EBITDA hurdles above, the stockholders of the Company would be rewarded.  The Committee believed that the three-year performance period focuses executives on longer-term performance and serves as a significant retention device.

PSUs granted to Messrs. Norden and Koolen tied to Agoda’s 2008 through 2010 performance.  In 2008, Messrs. Norden and Koolen were granted PSUs that were tied to the performance of Agoda, the Company’s wholly-owned subsidiary based in Asia, which was acquired by the Company in November 2007.  Mr. Norden’s PSUs were forfeited at the time of his separation from the Company in September 2008.  As part of the acquisition of Agoda, the Company agreed that it would issue priceline.com PSUs to certain senior managers of Booking.com B.V. as soon as reasonably practicable after the closing of the acquisition, the vesting of which would be tied to Agoda’s performance.  The intention was to insure that members of the Booking.com B.V. management team, who had overseen Booking.com’s recent growth and on-going transition from an Internet startup to one of the largest on-line hotel businesses in Europe, would have significant incentive to assist members of the Agoda management team to develop Agoda into one of Asia’s premier on-line hotel sites and, in so doing, achieve the higher level earn out targets agreed to between the shareholders of Agoda and the Company (the “Agoda Earn Out”).  It was agreed at the time of the acquisition that the performance thresholds associated with these PSUs would be substantially similar to the performance thresholds in the Agoda Earn Out.

The PSUs are forfeitable if the minimum performance thresholds are not achieved during the three year time frame (2008 through 2010) by Agoda or in the event of a voluntary termination.  These PSUs are based on the achievement by Agoda of both (a) pro forma EBITDA targets (as defined in the Agoda Earn Out) and (b) pro forma gross bookings targets (as defined in the Agoda Earn Out) over the three year period.  The calculation of pro forma EBITDA and pro forma gross bookings excludes, among other things, a number of expenses associated with Agoda’s integration with a U.S. public company (by way of example, Agoda’s costs related to connecting to priceline.com’s global communication network or external auditor and consultant costs related to the requirements of Sarbanes Oxley are excluded from the calculation of pro forma EBITDA, etc.).  The performance multiplier will be determined based on the lesser of Agoda’s pro forma EBITDA and pro forma gross bookings over the three year performance period. The targets range from $320 million to $617 million of pro forma gross bookings and $20 million to $50 million of pro forma EBITDA.  The number of shares that could be issued at the end of the three-year performance period ranges from zero to 3.2054 times the “target” grant, depending on Agoda’s accomplishment of these targets.

Restricted stock units granted to Mr. Koolen.  In connection with his promotion to Chief Executive Officer of Booking.com B.V., Mr. Koolen was granted 35,000 restricted stock units, 86% of which are scheduled to vest in March 2011 and 14% of which are scheduled to vest in August 2011, in each case subject to Mr. Koolen’s continued employment through the vesting date (subject to accelerated vesting in connection with, among others things, a change in control, termination “without cause” or death or disability).  The Committee viewed the grant as a “one-time” promotion grant.

The Committee noted that the 2008 grants to Mr. Koolen placed Mr. Koolen’s total 2008 compensation at the very high end of the range of compensation relative to the Compensation Peer Group.  Nevertheless, the Committee believes the 2008 grants are appropriate.  The Committee viewed the restricted stock unit grant as a “one-time” promotion grant, appropriate in connection with Mr. Koolen’s promotion to Chief Executive Officer of Booking.com B.V., which generates over half of the Company’s earnings.   The Committee believed it was important to put in place meaningful long-term incentive compensation for Mr. Koolen to retain him for at least a three-year period following his promotion to Chief Executive Officer.  In addition, the Committee believed that focusing Mr. Koolen’s substantial experience and skills on growing Agoda’s business, was a crucial component of the Company’s long-term growth strategy.  Given Mr. Koolen’s critical role growing Booking.com B.V., as Chief Operating Officer of the Company from its inception until September 2008, the Committee thought the grants were appropriately structured to align Mr. Koolen’s interests with those of the Company’s stockholders.

Stock Options.  Since the adoption by priceline.com of FAS 123(R) on January 1, 2006, the Company has not issued any stock options and currently does not intend to do so.

Change of control and severance benefits

Change of Control.  Most of the Company’s recent equity grants, including the PSUs and restricted stock units described above, provide for accelerated vesting upon a change of control.  As a general matter, upon a change of control, the vesting of outstanding PSUs and restricted stock units will be accelerated to the earlier to occur of six months after the change of control (as long as the employee is employed by the Company on that date) or the date on which the employee is terminated “without cause” following a change of control.  In certain circumstances, Mr. Boyd’s employment arrangement provides for different accelerated vesting provisions.  See the description of Mr. Boyd’s employment agreement beginning on page 36 for more information on the acceleration of certain of his awards.

The accelerated vesting is intended to preserve employee morale and productivity and encourage retention in the face of the disruptive impact of an actual or rumored change of control of the Company. In addition, for executives, the prospect of accelerated vesting is intended to align executive and shareholder interests by enabling executives to consider corporate transactions that are in the best interests of the shareholders and other constituents of the Company without undue concern over whether the transactions may jeopardize the executives’ own employment.  The delay in vesting until six months after the consummation of a change of control is intended to aid any acquirer by keeping employees engaged and employed during an initial transition period, which supports a compelling business need during uncertain times.  Finally, with respect to the PSUs, the Committee believes it would be unfair to convert the PSUs into an award based on the surviving company’s pro forma metric, over which employees may have little control and the drivers of which may be very different.

Priceline.com will provide gross-ups for the named executive officers who are based in the United States from any taxes due as a result of the imposition of Section 280(g) of the Internal Revenue Code (“excise parachute payments”) because the effects of Section 280(g) generally are unpredictable and can have widely divergent and unexpected effects based on an executive’s personal compensation history.  The Committee believes that the gross up payments are appropriate for the Company’s most senior executives.

See the section entitled “Potential Payments Upon a Change of Control and/or Termination” beginning on page 42.

Severance benefits.  Each of the named executive officers is entitled to receive severance benefits upon, among other things, a termination “without cause” or “for good reason.”  The arrangements with the Company’s executive officers provide severance payments in an amount that the Committee believes is appropriate, taking into account, among other things, the time it is expected to take a separated employee to find another job and marketplace practices.  The payments and other benefits are provided because the Committee considers a termination “without cause” or for “good reason,” as those terms are used in the employment arrangements, to be Company initiated that under different circumstances would not have occurred and which are beyond the control of the separated individual.  The severance and other benefits are intended to ease the consequences to an executive of an unexpected termination of employment.  See the section entitled “Employment Contracts, Termination of Employment and Change-of-Control Arrangements” beginning on page 36.

Benefits

Priceline.com’s health care and other insurance programs are the same for all eligible employees, including executive officers.  For all eligible U.S. based employees, priceline.com has a 401(k) plan.  The 401(k) plan allows all eligible employees to contribute up to 75% of their base salary and bonus, up to limits imposed by the Internal Revenue Code — $230,000 for 2008 — on a pre-tax basis.  Effective January 1, 2007, priceline.com added a cash match to its 401(k) plan for all participants, including those executive officers who participate in the plan.  Priceline.com matches 50% of the first 6% of compensation deferred as contributions.  The 401(k) match made to each of the U.S.-based named executive officers is reflected in the All Other Compensation column on the Summary Compensation Table.

Perquisites

Priceline.com does not maintain any material perquisites or personal benefits for any of the named executive officers, such as company planes, cars, security or financial services or country club memberships.

Other Matters

Stock Ownership Guidelines

In February 2009, the Board of Directors adopted stock ownership guidelines.  Under the Company’s stock ownership guidelines, each non-employee member of the Board of Directors and senior executive officer of the Company is required to own the following number of shares of the Company’s common stock: the Chief Executive Officer (40,000 shares), Vice Chairman (20,000 shares), executive officers other than the Chief Executive Officer and Vice Chairman (10,000 shares) and each non-employee director (5,000 shares).  The Company’s stock ownership guidelines are detailed in the Company’s Corporate Governance Principles, a copy of which is available on the Investor Relations section of the Company’s website (www.priceline.com) under the tab “Corporate Governance”.

Short-Selling Prohibition

The Company does not allow its executives to speculate in the Company’s stock, which includes, but is not limited to, short selling (profiting if the market price of the securities decreases) and/or buying or selling publicly traded options, including writing covered calls.

Pre-arranged trading plans

The Company encourages, but does not require, each of its executive officers to dispose of shares of the Company’s common stock pursuant to a pre-arranged trading plan adopted in compliance with Rule 10b5-1 under the Securities Exchange Act of 1934 (a “10b5-1 Plan”).  The Company has established guidelines for the adoption and implementation of 10b5-1 Plans, including without limitation:

•                  A 10b5-1 Plan must be adopted during an open trading window.

•                  The first proposed sale under a 10b5-1 Plan generally cannot occur until the first fiscal quarter following the fiscal quarter in which the plan is adopted.  Specifically, the first proposed sale under a 10b5-1 Plan generally may not be before the second trading day following the filing deadline for the Company’s Form 10-Q with the SEC or, in the case of plans implemented during the fourth quarter of a calendar year, not before the second trading day following the public release of the Company’s fourth quarter and year-end financial information.

•                  A 10b5-1 Plan must generally have a minimum of a one year term.  A 10b5-1 Plan may not be terminated earlier than the date provided for in the plan, except as approved by the Chairperson of the Company’s Compensation Committee or Audit Committee.

•                  Sales under a 10b5-1 Plan may occur during a closed trading window.

•                  The Company reserves the right to modify the terms of its 10b5-1 guidelines at any time.

The following table summarizes the 10b5-1 Plans adopted by each of the named executive officers and the Company’s Chief Financial Officer and that were in existence on March 31, 2009.  The number of shares that are reflected as eligible for future sale in the table below reflects share amounts as of March 31, 2009 and excludes shares that may have been previously sold.  It is provided as a summary only and does not set forth all of the material terms and conditions of such 10b5-1 Plans.

Date of
Name and Principal Position			Total Shares Subject to Plan	Adoption	End Date

(1)	Jeffery H. Boyd	(a)(i)	266,666 stock options (expiring	3/10/08(1)	The date that all shares are sold
	President and Chief		May 2011)
Executive Officer
		(a)(ii)	41.45% of the total number of
shares underlying performance share units granted in March 2008 that are issued at vesting, if any, for payment of the estimated amount of taxes owed.

		(b)	41.45% of the total number of shares underlying performance share units granted in March 2007 that are issued at vesting, if any, for payment of the estimated amount of taxes owed.	8/22/08	The earlier of the sale of all shares or December 31, 2010

(2)	Robert J. Mylod, Jr.	(a)(i)	43,333 stock options (expiring	3/4/09	The earlier of the sale of all
	Vice Chairman and Head of		February 2014)		shares or December 1, 2010
Worldwide Strategy and
	Planning (effective January	(a)(ii)	33,333 stock options (expiring
	1, 2009)		May 2013)

		(a)(iii)	20,833 stock options (expiring
December 2011)

		(b)(i)	14,000 shares	9/10/07	The earlier of the sale of all shares or June 30, 2010
		(b)(ii)	15% of the total number of shares underlying performance share units granted in March 2007 that are issued at vesting, if any

(3)	Daniel J. Finnegan	(a)	2,342 shares	8/26/08	The earlier of the sale of all
	Chief Financial Officer				shares or August 31, 2009
(effective January 1, 2009)

(4)	Christopher L. Soder	(a)	15,000 stock options (expiring	12/5/08	The earlier of the sale of all
	President, North American		February 2014)		shares or December 31, 2009
Travel

(5)	Peter J. Millones	(a)(i)	12,500 stock options (expiring	8/22/08	The earlier of the sale of all
	Executive Vice President,		February 2011)		shares or August 22, 2009
General Counsel
		(a)(ii)	20,833 stock options (expiring December 2011)

		(b)	750 shares, plus 10% of the total number of shares underlying performance share units granted in March 2007 and March 2008 that are issued at vesting, if any	8/22/08	The earlier of the sale of all shares or June 30, 2011

		(c)(i)	10,000 shares	3/4/09	The earlier of the sale of all shares or May 31, 2010

		(c)(ii)	11,112 stock options (expiring February 2014)

(1) Plan originally adopted on February 20, 2004. On March 10, 2008, Plan was amended to include the 266,666 stock options expiring in May 2011 and provide for sale described in (a)(ii)

The Company intends to update the attached list on a quarterly basis following the closing of its trading window; an updated list will be available on the Investor Relations section of the Company’s website (www.priceline.com) under the tab “Corporate Governance”.

Equity Issuance Dates

For 2009, the Committee selected the second business day following the deadline for filing the Company’s Annual Report on Form 10-K or Quarterly Report on Form 10-Qs, as appropriate, as the dates of grant for any equity issuances (to the extent the Committee authorizes any issuances) to executives and employees in 2009.  The Committee reserves the right to adjust dates in advance or select additional grant dates in its sole discretion.  All grants are or will be, as applicable, approved in advance by the Committee or, on an exception basis, the Chairperson of the Compensation Committee.

Deductibility Cap on Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, provides that compensation in excess of $1,000,000 paid to each “covered employee” (generally, the chief executive officer and the three other highest paid executive officers other than the chief financial officer) will not be deductible for federal income tax purposes unless such compensation is paid pursuant to one of the enumerated exceptions set forth in Section 162(m).  The Committee’s primary objective in designing and administering priceline.com’s compensation policies is to support and encourage the achievement of the Company’s long-term strategic goals and to enhance stockholder value, all as described above.  When consistent with this compensation philosophy, the Committee also intends to structure the Company’s compensation programs such that compensation paid thereunder will be tax deductible by the Company.  The Committee believes that stockholder interests are best served by not restricting the Committee’s discretion and flexibility in crafting compensation programs, even though such programs may result in certain non-deductible compensation expenses. Accordingly, the Committee has approved, and may in the future approve, compensation arrangements for executive officers that are not fully deductible.

For example, payments under the 2008 Bonus Plan, which were funded as the result of significant year-over-year earnings growth, are not deductible under Section 162(m) because the 2008 Bonus Plan allowed the Committee to exercise its discretion to make adjustments to what was included or excluded from the pro forma EBITDA metric — discretion that is intended to ensure that the results measured in the bonus plan represent the underlying growth of priceline.com’s core business.

2009 Compensation Decisions

In February 2009, the Committee approved the bonus payments to the named executive officers under the 2008 Bonus Plan, which appear in the Summary Compensation Table under the “Non-equity Incentive Plan Compensation” column and are described in detail above.

The 2009 bonus plan provides the following “minimum” and “target” levels for the named executive officers (each as a percentage of 2009 annual base salary):

Name	Minimum	Target
Jeffery H. Boyd	0%	125%
Robert J. Mylod, Jr.	0%	100%
Kees Koolen	0%	100%
Peter J. Millones	0%	75%
Christopher L. Soder	0%	100%
Daniel J. Finnegan(1)	0%	75%

(1)          Mr. Finnegan became Chief Financial Officer on January 1, 2009, and accordingly, was not a named executive officer in 2008.

The Committee reserves the right in its complete discretion to increase or decrease payouts above or below “target”, notwithstanding priceline.com’s financial performance.    Full funding of the bonus pool will likely result in payments over “target.”

In addition, on March 4, 2009, the Company granted restricted stock units to the named executive officers in the amounts set forth across their names below:

Name	# of shares underlying grant
Jeffery H. Boyd	27,828
Robert J. Mylod, Jr.	19,358
Kees Koolen	16,938
Peter J. Millones	9,074
Christopher L. Soder	9,074
Daniel J. Finnegan(1)	9,074

(1)          Mr. Finnegan became Chief Financial Officer on January 1, 2009, and accordingly, was not a named executive officer in 2008.

The restricted stock units granted to Messrs. Boyd and Mylod are generally forfeitable if certain stock price targets are not achieved and maintained during the six month period preceding the three year anniversary of the date of grant.  50%, 75% or 100% of the restricted stock units will vest if the stock price thresholds set forth below are achieved and maintained (the Company’s common stock must close at or above the stock price thresholds set forth below) for twenty (20) consecutive trading days during the six month period preceding the March 4, 2012 vesting date.  The stock price thresholds and applicable vesting percentages are:

RSUs forfeited	Less than $97.05 per share
50% of RSUs will vest	$97.05 per share, but less than $104.69 per share
75% of RSUs will vest	$104.69 per share, but less than $113.03 per share
100% of RSUs will vest	$113.03 per share

Compensation Committee Report

The Compensation Committee of the Board of Directors, comprised of independent directors, reviewed and discussed the above Compensation Discussion and Analysis with priceline.com’s management.  Based on that review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement for filing with the SEC.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Craig W. Rydin, Chairman
Jeffrey E. Epstein
James M. Guyette

Compensation of Named Executive Officers

Summary Compensation Table

The following table shows compensation earned during fiscal 2008, 2007 and 2006, except for Mr. Koolen noted below, by our Chief Executive Officer, Chief Financial Officer, the next three most highly-compensated executive officers serving at the end of fiscal 2008 and one other person for whom disclosure is required under applicable SEC rules, even though he was not an executive officer as of the end of fiscal 2008.  These individuals are referred to as the “named executive officers.”   Mr. Koolen’s information is for fiscal 2008 only, in accordance with applicable SEC rules, since he first became a named executive officer as of the end of fiscal 2008.  Unless otherwise indicated, titles shown in the table are titles held as of December 31, 2008.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)		Option Awards ($)		Non-equity Incentive Plan Compensation ($)		All Other Compensation ($)		Total ($)

Jeffery H. Boyd, President
and Chief Executive
Officer	2008	550,000	—		3,461,277	(3)	—		2,000,000	(5)	13,049	(6)	6,024,326
	2007	545,833	—		2,623,084		47,708		1,350,000		7,212		4,573,837
	2006	491,667	—		1,601,398		637,181		1,000,000		413		3,730,659

Robert J. Mylod Jr.,
Chief Financial Officer	2008	420,000	—		2,117,433	(3)	—		1,200,000	(5)	7,224	(6)	3,744,657
	2007	418,333	—		1,433,410		31,806		600,000		7,103		2,490,652
	2006	395,833	—		814,798		424,787		400,000		332		2,035,750

Kees Koolen (1),
Chief Executive Officer,
Booking.com B.V.	2008	292,336	21,508	(2)	3,349,142	(3)	200,395	(4)	1,102,898	(5)	15,341	(6)	4,981,619

Peter J. Millones,
Executive Vice President,
General Counsel	2008	320,000	—		1,027,226	(3)	—		550,000	(5)	7,224	(6)	1,904,450
	2007	288,750	—		491,126		15,903		300,000		6,994		1,102,773
	2006	272,948	—		326,680		193,471		206,250		229		999,578

Christopher L. Soder,
President, North American
Travel	2008	330,000	—		990,578	(3)	—		550,000	(5)	7,224	(6)	1,877,802
	2007	327,500	—		542,289		31,806		355,000		7,027		1,263,622
	2006	300,000	—		310,135		381,667		300,000		252		1,292,054

Stef Norden (1),
Former Chief Executive
Officer, Booking.com B.V	2008	174,330	26,149	(2)	18,379	(3)	164,212	(4)	882,318	(5)	10,227	(6)	1,275,615
	2007	243,768	20,187		650,376		240,320		822,504		14,323		1,991,478
	2006	223,436	15,399		301,235		240,320		723,932		13,148		1,517,470

(1)          Mr. Norden resigned from Booking.com B.V. and Mr. Koolen was promoted from Chief Operating Officer of Booking.com B.V. to Chief Executive Officer of Booking.com B.V. effective September 1, 2008.  Messrs. Koolen’s and Norden’s compensation is translated into U.S. dollars using average exchange rates for 2008 — 1.47053 U.S. dollars to Euros and 1.85245 U.S. dollars to British Pounds.

(2)          For Mr. Koolen, represents a statutory bonus required under Dutch law ($20,920) and an annual “holiday” bonus paid to all employees of Booking.com B.V. ($588).  For Mr. Norden, represents a statutory bonus required under Dutch law.

(3)          Represents the dollar amount recognized in accordance with SFAS 123R for financial statement reporting purposes for the grant date fair value of performance share units (“PSUs”),  restricted stock and/or restricted stock units.  This column includes awards granted in 2008 and earlier years.  With respect to Messrs. Koolen and Norden, this column also represents the dollar amount recognized for financial statement reporting purposes for the grant date fair value of restricted stock units of priceline.com International Limited, a wholly-owned subsidiary of the Company, which were granted to Messrs. Koolen and Norden in July and November 2005.  With respect to Messrs. Boyd, Mylod, Soder and Millones, the table above assumes that the maximum number of shares of the Company’s common stock are issued in connection with the PSUs.  With respect to Messrs. Koolen and Norden, the table above assumes that three times the “target” grant are issued in connection with the PSUs granted in 2007 and that the “target” grant  (1x) is issued in connection with the PSUs granted in 2008.  For additional information, please refer to Notes 2 and 4 of the Company’s Consolidated Financial Statements for the year ended December 31, 2008. These amounts reflect the Company’s accounting expense for these awards, and do not correspond to the actual value, if any, that will be recognized by the named executive officers.

(4)          Represents the dollar amount recognized in accordance with SFAS 123R for financial statement reporting purposes for the fair value of stock options granted to the specified named executive officers in 2005.  For additional information, including the assumptions used in connection with this valuation, please refer to Notes 2 and 4 of the Company’s Consolidated Financial Statements for the year ended December 31, 2008.  These amounts reflect the Company’s accounting expense for these awards, and do not correspond to the actual value, if any, that will be recognized by the named executive officers.

(5)          Represents 2008 cash awards paid in February 2009 under the 2008 Bonus Plan.

(6)          With respect to Messrs. Boyd, Mylod, Soder and Millones, represents the dollar value of any insurance premiums paid by priceline.com during 2008 with respect to life insurance and accidental death & dismemberment insurance for the benefit of such named executive officer and matching contributions made by priceline.com to each individual’s 401(k) plan for the fiscal years ended 2008. With respect to Mr. Boyd, also represents legal fees of $5,825 paid by the Company in 2008 in connection with the re-negotiation of Mr. Boyd’s employment agreement.  With respect to Messrs. Koolen and Norden, represents matching contributions made by Booking.com B.V. to a defined contribution plan in the Netherlands (for Mr. Koolen, $12,959 and for Mr. Norden, $8,639) and a travel allowance (for Mr. Koolen, $2,382 and for Mr. Norden, $1,588).

Grants of Plan-Based Awards Table

The following table provides information about equity and non-equity awards granted to the named executive officers in 2008.  The column “Estimated Possible Payouts under Non-Equity Incentive Plan Awards” shows the potential cash payouts under the Company’s 2008 performance based cash bonus plan at the time the plan was adopted; actual payouts were made in March 2009 based on the Company’s attainment of certain performance thresholds and can be found in the Summary Compensation Table in the column entitled Non-Equity Incentive Plan Compensation for the 2008 fiscal year.

Grants of Plan-Based Awards

										All Other
										Stock Awards:
			Estimated Possible Payouts Under							Number of
			Non-Equity Incentive Plan				Estimated Future Payouts Under			Shares of		Grant Date Fair
		Date	Awards (1)				Equity Incentive Plan Awards (2)			Stock or		Value of Stock and
	Grant	Grant	Threshold	Target		Maximum	Threshold	Target	Maximum	Units		Option Awards
Name	Date	Approved	($)	($)		($)	(#)	(#)	(#)	(#)		($)(3)

Jeffery H. Boyd			0	687,500
	3/5/2008	2/20/2008					0	18,038	36,076	—		4,160,645

Robert J. Mylod Jr.			0	420,000
	3/5/2008	2/20/2008					0	12,548	25,096	—		2,894,322

Kees Koolen (4)			0	758,892	(5)	—
	3/5/2008	2/20/2008					0	16,796	53,838			1,937,083
	8/13/2008	7/31/2008								35,000	(4)	3,528,700

Peter J. Millones			0	247,500
	3/5/2008	2/20/2008					0	5,098	10,196			1,175,905

Christopher L. Soder			0	330,000
	3/5/2008	2/20/2008					0	5,098	10,196			1,175,905

Stef Norden (6)			0	847,246	(5)	—
	3/5/2008	2/20/2008					0	6,108	19,579			704,436

(1)

These columns show the potential value, at the time the 2008 Bonus Plan was adopted, of the payout for each named executive officer under the 2008 Bonus Plan. The actual payments for 2008 for each named executive officer are included in the column entitled “Non-equity Incentive Plan Compensation” of the Summary Compensation Table. The potential payouts were performance-driven and therefore completely at risk.  The business measurements and performance goals for determining the payouts are described in the “Compensation Discussion and Analysis” beginning on page 18. For Mr. Koolen, represents the proration of his respective salaries and bonus targets for his service as Chief Operating Officer of Booking.com B.V. from January 1, 2008 to August 31, 2008 and as Chief Executive Officer of Booking.com B.V. from September 1, 2008 to December 31, 2008.

(2)

These columns show the “Threshold,” “Target” and “Maximum” number of shares of the Company’s common stock that could be issued in connection with PSUs granted in 2008. The performance period commenced on January 1, 2008 and ends on December 31, 2010. For all of these PSU grants, if there is a  “change of control,” as such term is described in the PSUs, or a termination without “cause,” the issuance of shares underlying the PSUs may be accelerated.    The performance criteria for determining the number of shares of common stock to be issued, if any, in connection with the PSUs are described in the “Compensation Discussion and Analysis” beginning on page 22.

(3)

Shows the grant date fair value of PSUs, as determined based on 2008 performance, and restricted stock units under SFAS 123R. For the PSUs granted on March 5, 2008, fair value was calculated using the grant date per share price of $115.33. For the restricted stock units granted on August 13, 2008, fair value was calculated using the grant date per share price of $100.82. The full grant date fair value for the PSUs is based upon the estimated probable number of shares that will be issued at the end of the performance period.  As of December 31, 2008, for Messrs. Boyd, Mylod, Soder and Millones, that number is two times the “target” grant amount and for Messrs. Norden and Koolen, that number is one times the “target” grant amount.  The actual number of shares to be issued, if any, has not been determined and will be determined based on the relevant performance criteria over the three-year performance period.  For additional information, please refer to Note 4 of the Company’s Consolidated Financial Statements for the year ended December 31, 2008.

(4)

Represents the number of shares of restricted stock units granted in 2008 to Mr. Koolen.  Mr. Koolen’s restricted stock units vest in March 2011 and August 2011, subject to accelerated vesting in certain circumstances, including if there is a “change in control” and certain terminations of employment.

(5)	The “target” cash payout to Messrs. Norden and Koolen was established in Euros and translated into U.S. dollars using an average exchange rate for 2008 of 1.47053 U.S. dollars to Euros.

(6)	Due to Mr. Norden’s resignation on September 1, 2008, all equity-based awards reflected on this table have been forfeited.

Outstanding Equity Awards at 2008 Fiscal Year-End Table

The following table provides information on the holdings of stock option and stock awards by the named executive officers at fiscal year-end 2008.  This table includes unexercised stock option awards, both vested and unvested; unvested restricted stock and restricted stock units; and/or unvested PSUs with performance conditions that have not yet been satisfied.  The market value of the stock awards is based on the closing per share market price of priceline.com common stock on December 31, 2008, which was $73.65.

Outstanding Equity Awards at 2008 Fiscal Year-End

	Option Awards				Stock Awards
									Equity Incentive Plan
	Number of	Number of							Awards: Market or
	SecuritieS	Securities			Number of	Market Value	Equity Incentive Plan		Payout Value of
	Underlying	Underlying			Shares or Units	of Shares or	Awards: Number of		Unearned Shares,
	Unexercised	Unexercised	Option		of Stock That	Units of Stock	Unearned Shares,		Units, or Other
	Options	Options	Exercise	Option	Have Not	That Have	Units, or Other Rights		Rights That Have
	(#)	(#)	Price	Expiration	Vested	Not Vested	That Have Not Vested		Not Vested
Name	Exercisable	Unexercisable	($)	Date	(#)	($)	(#)		($)
Jeffery H. Boyd	266,666		30.66	05/25/2011
	20,833		25.56	12/07/2011
	50,000		20.28	05/07/2013
	150,000		18.78	02/06/2014
							237,076	(1)	17,460,647

Robert J. Mylod Jr	20,833		25.56	12/07/2011
	33,333		20.28	05/07/2013
	43,333		18.78	02/06/2014
							131,096	(2)	9,655,220

Kees Koolen	5,735		23.08	07/14/2015
	13,334		24.51	11/08/2015
					42,000(3)	3,093,300
							76,796	(4)	5,656,025

Peter J. Millones	12,500		16.12	02/08/2011
	20,833		25.56	12/07/2011
	11,112		18.78	02/06/2014
					10,000(5)	736,500
							45,196	(6)	3,328,685

Christopher L. Soder	20,833		25.20	12/01/2011
	21,500		18.78	02/06/2014
					8,000(7)	589,200
							41,196	(8)	3,034,085

Stef Norden (9)

(1)

Represents the estimated probable number of shares of priceline.com common stock that will be issued at the end of the performance period in connection with the PSUs.  Includes 135,000 shares for which the performance period commenced on January 1, 2006 and ended on December 31, 2008 (all of which shares vested on February 28, 2009), 66,000 shares for which the performance period commenced on January 1, 2007 and ends on December 31, 2009 and 36,076 shares for which the performance period commenced on January 1, 2008 and ends on December 31, 2010 (unless there is a “change of control,” as such term is described in the PSUs, or a termination without “cause,” in which case the issuance of shares underlying the PSUs may be accelerated).  The actual number of shares to be issued for the 2007 to 2009 performance period and the 2008 to 2010 performance period, if any, has not been determined and will be determined based on the relevant performance criteria over the three-year performance period.

(2)

Represents the estimated probable number of shares of priceline.com common stock that will be issued at the end of the performance period in connection with the PSUs.  Includes 60,000 shares for which the performance period commenced on January 1, 2006 and ended on December 31, 2008 (all of which shares vested on February 28, 2009), 46,000 shares for which the performance period commenced on January 1, 2007 and ends on December 31, 2009 and 25,096 shares for which the performance period commenced on January 1, 2008 and ends on December 31, 2010 (unless there is a “change of control,” as such term is described in the PSUs, or a termination without “cause,” death or disability, in which case the issuance of shares underlying the PSUs may be accelerated). The actual number of shares to be issued for the 2007 to 2009 performance period and the 2008 to 2010 performance period, if any, has not been determined and will be determined based on the relevant performance criteria over the three-year performance period.

(3)	Represents restricted stock units, of which 7,000 shares vest on March 5, 2010, 30,100 shares vest on March 1, 2011 and 4,900 shares vest on August 13, 2011.

(4)

Represents the estimated probable number of shares of priceline.com common stock that will be issued at the end of the performance period in connection with the PSUs.  Includes 60,000 shares (at 3 times the “target” grant amount) and 16,796 shares (at 1 times the “target” grant amount) for which the performance period commenced on January 1, 2008 and ends on December 31, 2010 (unless there is a “change of control,” as such term is described in the PSUs, or a termination without “cause,” death or disability, in which case the issuance of shares underlying the PSUs may be accelerated).  The actual number of shares to be issued, if any, has not been determined and will be determined based on the relevant performance criteria over the three-year performance period.

(5)	Represents restricted stock, of which 2,500 shares vested on February 28, 2009 and 7,500 shares vest on March 5, 2010.

(6)

Represents the estimated probable number of shares of priceline.com common stock that will be issued at the end of the performance period in connection with the PSUs.  Includes 30,000 shares for which the performance period commenced on January 1, 2006 and ended on December 31, 2008 (all of which shares vested on February 28, 2009), 5,000 shares for which the performance period commenced on January 1, 2007 and ends on December 31, 2009 and 10,196 shares for which the performance period commenced on January 1, 2008 and ends on December 31, 2010 (unless there is a “change of control,” as such term is described in the PSUs, or a termination without “cause,” death or disability, in which case the issuance of shares underlying the PSUs may be accelerated).  The actual number of shares to be issued for the 2007 to 2009 performance period and the 2008 to 2010 performance period, if any, has not been determined and will be determined based on the relevant performance criteria over the three-year performance period.

(7)	Represents restricted stock, of which 3,000 shares vested on February 28, 2009 and 5,000 shares vest on March 5, 2010.

(8)

Represents the estimated probable number of shares of priceline.com common stock that will be issued at the end of the performance period in connection with the PSUs.  Includes 21,000 shares for which the performance period commenced on January 1, 2006 and ended on December 31, 2008 (all of which shares vested on February 28, 2009), 10,000 shares for which the performance period commenced on January 1, 2007 and ends on December 31, 2009 and 10,196 shares for which the performance period commenced on January 1, 2008 and ends on December 31, 2010 (unless there is a “change of control,” as such term is described in the PSUs, or a termination without “cause,” death or disability, in which case the issuance of shares underlying the PSUs may be accelerated).  The actual number of shares to be issued for the 2007 to 2009 performance period and the 2008 to 2010 performance period, if any, has not been determined and will be determined based on the relevant performance criteria over the three-year performance period.

(9)	Mr. Norden had no outstanding priceline.com equity awards as of December 31, 2008.

Option Exercises and Stock Vested Table

The following table contains information about stock options exercised by the named executive officers and the vesting of stock awards held by the named executive officers in 2008.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
	Number of		Number of
	Shares Acquired	Value Realized	Shares Acquired		Value Realized
	on Exercise	on Exercise	on Vesting		on Vesting
Name	(#)(1)	($)(2)	(#)		($)
Jeffery H. Boyd	0	0	40,000	(3)	4,930,000

Robert J. Mylod Jr.	50,000	5,603,738	18,000	(4)	2,218,500

Kees Koolen	0	0	3,333	(5)	181,882

Peter J. Millones	0	0	2,500	(6)	308,125

Christopher L. Soder	30,000	2,658,089	6,500	(7)	801,125

Stef Norden	38,028	1,080,789	0		0

(1)	This column represents the number of shares underlying stock options exercised.

(2)

This column reflects the difference between the per share market value of priceline.com common stock at each exercise and the per share exercise price of the stock options exercised, multiplied, in each case, by the number of stock options exercised.

(3)	Mr. Boyd acquired 40,000 shares with a per share market price of $123.25 on February 28, 2008 upon the vesting of shares of restricted stock.

(4)	Mr. Mylod acquired 18,000 shares with a per share market price of $123.25 on February 28, 2008 upon the vesting of shares of restricted stock.

(5)	Mr. Koolen acquired 3,333 shares with a per share market price of $54.57 on November 8, 2008, upon the vesting of restricted stock units.

(6)	Mr. Millones acquired 2,500 shares with a per share market price of $123.25 on February 28, 2008, upon the vesting of shares of restricted stock.

(7)	Mr. Soder acquired 6,500 shares with a per share market price of $123.25 on February 28, 2008, upon the vesting of shares of restricted stock.

Employment Contracts, Termination of Employment and
Change-of-Control Arrangements

The Company and/or its subsidiaries have employment agreements with each of the named executive officers.  The agreements are of varying duration and generally provide for minimum annual base salaries.  In addition, most of the agreements provide that each executive will be eligible to participate at a level commensurate with his position in the Company’s annual bonus and long-term compensation plans generally made available to the Company’s senior executives, and to participate in all benefit plans and arrangements and fringe benefits and perquisite programs generally provided to comparable senior executives of the Company.  Provided below is a summary of each of the named executive officer’s employment agreement followed by a summary of the material terms of any equity instruments held by such executive outstanding at December 31, 2008 that provides for accelerated vesting (or similar provisions) upon a change of control or termination.

Mr. Boyd

Employment Agreement

Termination without “Cause” or for “Good Reason” (No “Change of Control”).  In the event of a termination of Mr. Boyd’s employment by the Company without “Cause” (as defined in the agreement with Mr. Boyd) or by Mr. Boyd for “Good Reason” (as defined in the agreement), in either case other than during the three-year period following a “Change of Control” of the Company (as defined in the agreement), then Mr. Boyd will be entitled to receive, in addition to his compensation accrued through the date of his termination of employment, the following severance compensation and benefits:

(1) two times his base salary and target bonus, if any, paid over a 24-month period following his termination of employment;

(2) if a bonus plan is in place, a pro-rata target annual bonus for the year in which termination of employment occurs;

(3) continuation for two years following termination of employment of group health, life and disability insurance benefits as if Mr. Boyd were an employee of the Company;

(4) each outstanding vested Company stock option held by Mr. Boyd will remain exercisable until the earlier of eighteen months following the date of termination of employment or the expiration of the option’s original term; and

(5) each outstanding equity grant (other than the stock options described above) held by Mr. Boyd will be deemed to be vested on a pro-rata basis based on the time of the applicable restricted period that has elapsed through the date of his termination of employment plus one year, but only to the extent that this would result in a greater number of shares of Company common stock vesting than would otherwise apply under the existing terms of the equity grant.

Termination without “Cause” or for “Good Reason” (“Change of Control”). In the event of a termination of Mr. Boyd’s employment by the Company without “Cause” or by Mr. Boyd for “Good Reason,” in either case during the three-year period following a “Change of Control” of the Company (including any such termination of employment prior to a “Change of Control” at the request of a third party effecting the “Change of Control”), then Mr. Boyd will be entitled to receive, in addition to his compensation accrued through the date of his termination of employment, the following severance compensation and benefits:

(1) a lump sum cash severance payment equal to three times his base salary and target bonus;

(2) if a bonus plan is in place, a pro-rata target annual bonus for the year in which termination of employment occurs;

(3) continuation for three years following termination of employment of group health, life and disability insurance benefits as if Mr. Boyd were an employee of the Company; and

(4) all outstanding Company equity instruments held by Mr. Boyd will be immediately vested, and all Company stock options will remain exercisable until the earlier of 36 months following the date of termination of employment or the expiration of the option’s original term.

Termination as the Result of Death or “Disability”. In the event of a termination of Mr. Boyd’s employment as the result of his death or “Disability” (as defined in Mr. Boyd’s agreement), then Mr. Boyd will be entitled to receive, in addition to his compensation accrued through the date of his termination of employment, the following severance compensation and benefits:

(1) if a bonus plan is in place, a pro-rata target annual bonus for the year in which termination of employment occurs;

(2) continuation for one year following termination of employment of group health insurance benefits for Mr. Boyd’s dependents in the event of Mr. Boyd’s death (or for Mr. Boyd, if he is terminated as the result of “Disability”) as if Mr. Boyd were an employee of the Company;

(3) in the event of termination of Mr. Boyd’s employment as the result of “Disability,” continuation for one year following termination of employment of group life and disability insurance benefits as if Mr. Boyd were an employee of the Company; and

(4) each outstanding vested Company stock option held by Mr. Boyd will remain exercisable until the earlier of eighteen months following the date of his termination of employment or the expiration of the option’s original term.

May 2001 Stock Options.  The agreement with Mr. Boyd provides that the options to acquire 266,666 shares of the Company’s common stock that were granted in May 2001 will expire eighteen months after the termination of Mr. Boyd’s employment as a result of his death or “Disability,” termination by the Company without “Cause,” termination by Mr. Boyd for “Good Reason” or the Company’s failure to extend the term of the employment agreement (or 90 days after termination of Mr. Boyd’s employment as a result of a termination by the Company for “Cause,” termination by Mr. Boyd without “Good Reason” or Mr. Boyd’s failure to extend the term of the employment agreement), but in no event later than May 25, 2011.

Other.  Mr. Boyd’s employment agreement includes certain non-compete, non-solicitation and non-disparagement provisions.  In addition, subject to certain limitations, if severance remuneration payable under the agreement is held to constitute an “excess parachute payment” under Section 280G of the Internal Revenue Code and Mr. Boyd becomes liable for any excise tax imposed under Section 4999 of the Internal Revenue Code, the Company will make an additional cash gross-up payment to him in an amount such that Mr. Boyd will be in the same after-tax economic position as if such excise tax were not imposed.

Equity Instruments

2008 PSUs.  The PSUs granted to Mr. Boyd in March 2008 provide for accelerated vesting upon a “Change of Control,” a termination without “Cause,” a termination for “Good Reason,” or a termination as the result of death or “Disability.”  The number of shares to be delivered to Mr. Boyd would depend on the termination event (change of control or termination without cause/good reason/death/disability) and when it occurred.

•      Upon a termination without “Cause,” for “Good Reason,” or as the result of death or “Disability” after December 31, 2008, the PSU performance multiplier would be applied to a pro-rata portion (based on the number of full months that had elapsed since January 1, 2008 as of the date of the termination) of Mr. Boyd’s “target” PSU grant and could range from 0 to 2x, depending on the Company’s performance through the most recently completed fiscal quarter.

•      If a “Change of Control” occurs after December 31, 2008 and Mr. Boyd remains employed by the Company for six months after the effective date of the “Change of Control,” the PSU performance multiplier would be applied to a pro-rata portion (based on the lesser of 36 and the number of full months that had elapsed since January 1, 2008 as of the date that is six months after the “Change of Control”) of Mr. Boyd’s “target” PSU grant; the performance multiplier could range from 0 to 2x, depending on the Company’s performance through the most recently completed fiscal quarter; if

Mr. Boyd remains employed by the Company until the end of the performance period, then Mr. Boyd would also receive a pro-rata portion of the remaining “target” PSU grant based on the length of the performance period that had elapsed between the date that is six months after the “Change of Control” and the end of the performance period; if Mr. Boyd is terminated without “Cause,” for “Good Reason,” or as the result of death or “Disability” after the date that is six months after the “Change of Control” but prior to the end of the performance period, then Mr. Boyd would receive a pro-rata portion of the remaining “target” PSU grant based on the length of the performance period that had elapsed between the date that is six months after the “Change of Control” and the date of termination.

•      If a “Change of Control” occurs after December 31, 2008 and Mr. Boyd is terminated without “Cause,” for “Good Reason,” or as a result of death or “Disability” within the six-month period after the effective date of the “Change of Control,” the PSU performance multiplier would be applied to a pro-rata portion (based on the lesser of 36 and the number of full months that had elapsed since January 1, 2008 as of the effective date of the “Change of Control”) of Mr. Boyd’s “target” PSU grant; the performance multiplier could range from 0 to 2x, depending on the Company’s performance through the most recently completed fiscal quarter; Mr. Boyd would also receive a pro-rata portion of Mr. Boyd’s “target” PSU grant (based on the number of full months that had elapsed since the effective date of the “Change of Control” and the date of termination).

2007 PSUs.  The PSUs granted to Mr. Boyd in March 2007 provide for accelerated vesting upon a “Change of Control,” a termination without “Cause,” a termination for “Good Reason,” or a termination as the result of death or “Disability.”  The number of shares to be delivered to Mr. Boyd would depend on the termination event (change of control or termination without cause/good reason/death/disability) and when it occurred.

•      Upon a termination without “Cause,” for “Good Reason,” or as the result of death or “Disability” after December 31, 2007, the PSU performance multiplier would be applied to a pro-rata portion (based on the number of full months that had elapsed since the date of grant as of the date of the termination) of Mr. Boyd’s “target” PSU grant and could range from 0 to 2x, depending on the Company’s performance through the most recently completed fiscal quarter.

•      If a “Change of Control” occurs after December 31, 2007 and Mr. Boyd remains employed by the Company for six months after the effective date of the “Change of Control,” the PSU performance multiplier would be applied to a pro-rata portion (based on the number of full months that had elapsed since the date of grant as of the date that is six months after the “Change of Control”) of Mr. Boyd’s “target” PSU grant; the performance multiplier could range from 0 to 2x, depending on the Company’s performance through the most recently completed fiscal quarter; if Mr. Boyd remains employed by the Company until the end of the performance period, then Mr. Boyd would also receive a pro-rata portion of the remaining “target” PSU grant based on the length of the performance period that had elapsed between the date that is six months after the “Change of Control” and the end of the performance period; if Mr. Boyd is terminated without “Cause,” for “Good Reason,” or as the result of death or “Disability” after the date that is six months after the “Change of Control” but prior to the end of the performance period, then Mr. Boyd would receive a pro-rata portion of the remaining “target” PSU grant based on the length of the performance period that had elapsed between the date that is six months after the “Change of Control” and the date of termination.

•      If a “Change of Control” occurs after December 31, 2007 and Mr. Boyd is terminated without “Cause,” for “Good Reason,” or as a result of death or “Disability” within the six-month period after the effective date of the “Change of Control,” the PSU performance multiplier would be applied to a pro-rata portion (based on the number of full months that had elapsed since the date of grant as of the effective date of the “Change of Control”) of Mr. Boyd’s “target” PSU grant; the performance multiplier could range from 0 to 2x, depending on the Company’s performance through the most recently completed fiscal quarter; Mr. Boyd would also receive a pro-rata portion of Mr. Boyd’s “target” PSU grant  (based on the length of the performance period that had elapsed between the effective date of the “Change of Control” and the end of the performance period).

Messrs. Mylod, Soder and Millones

Employment Agreements

Termination without “Cause” or for “Good Reason”.  In the event of a termination of such executive’s employment by the Company without “Cause” (as defined in the respective agreement with the executive) or by such executive for “Good Reason” (as defined in the respective agreement), then such executive will be entitled to receive, among other things, in addition to his compensation accrued through the date of his termination of employment, the following severance compensation and benefits:

(1) two times his base salary and target bonus, if any, paid over a 12-month period following his termination of employment;

(2) if a bonus plan is in place, a pro-rata target annual bonus for the year in which termination of employment occurs; and

(3) continuation for one year following termination of employment of group health, life and disability insurance benefits as if he were an employee of the Company, provided that, if such termination is after a “Change of Control” (as the term is defined in each such agreement) the period of benefit continuation will be twenty-four months.

Termination as the Result of Death or “Disability”.  In the event of a termination of such executive’s employment as the result of death or “Disability” (as defined in the respective agreement), then such executive will be entitled to receive, among other things, in addition to his compensation accrued through the date of termination of employment, the following severance compensation and benefits:

(1) if a bonus plan is in place, a pro-rata target annual bonus for the year in which termination of employment occurs;

(2) in the event of termination as the result of death, continuation for one year following termination of employment of group health insurance benefits for such executive’s dependents as if he were an employee of the Company; and

(3) in the event of termination as the result of “Disability,” continuation for one year following termination of employment of group health, life and disability insurance benefits, as if he were an employee of the Company.

Other.  Subject to certain limitations, if severance remuneration payable under the agreements with Messrs. Mylod, Soder and/or Millones is held to constitute an “excess parachute payment” under Section 280G of the Internal Revenue Code and such executive becomes liable for any excise tax imposed under Section 4999 of the Internal Revenue Code, the Company will make an additional cash gross-up payment to the executive in an amount such that such executive will be in the same after-tax economic position as if such excise tax were not imposed.  The agreements with each of Messrs. Mylod, Soder and Millones include certain confidentiality and/or non-solicitation provisions.

Equity Instruments

Mr. Mylod.

2008 and 2007 PSUs.  The PSUs granted to Mr. Mylod in March 2008 and March 2007 would be treated in the same fashion as the PSUs held by Mr. Boyd described above under “Mr. Boyd – Equity Instruments.”

Messrs. Soder and Millones.

2008 and 2007 PSUs.  The PSUs granted to Messrs. Soder and Millones in March 2008 and March 2007 would be treated in the same fashion as the PSUs held by Mr. Boyd described above under “Mr. Boyd – Equity Instruments.”

2007 Restricted Stock.  Shares of restricted stock granted to Messrs. Soder and Millones in March 2007 provide for accelerated vesting upon a termination without “Cause,” for “Good Reason,” or as the result of death or “Disability.”  If a termination without “Cause,” for “Good Reason,” or as the result of death or “Disability” occurs, Messrs. Soder and Millones shall receive a pro-rata portion of the shares of restricted stock as of the date of termination.  If a “Change of Control” occurs and Messrs. Soder and Millones remain employees of the Company as of the date which is six months after the “Change of Control,” a pro-rata portion of the shares of restricted stock will vest as of such six-month date and the remaining portion of shares of restricted stock will vest on the third anniversary of the date of grant.  Upon a termination without “Cause,” for “Good Reason,” or as the result of death or “Disability” that occurs after a “Change of Control” or prior to and in anticipation of a “Change of Control,” vesting of all outstanding shares of restricted stock will be accelerated on the date on which Mr. Soder and/or Mr. Millones, as applicable, is terminated.

Mr. Norden

Employment Agreement

Mr. Norden retired in September 2008, at which time all of his unvested equity was forfeited and his employment agreement terminated.

Mr. Koolen

Employment Agreement

The employment agreement between Mr. Koolen and Booking.com B.V., an indirect wholly-owned subsidiary of the Company, which was entered into effective September 1, 2008, does not have a fixed term and is terminable at will by either party upon due observance of the statutory notice period in The Netherlands, which is currently one month for an employment relationship under five years.  The agreement automatically terminates upon Mr.  Koolen reaching the age of 65.

Termination without “Cause” Or “Good Reason.”  In the event of a termination of Mr. Koolen’s employment by the Company without “Cause” (as defined in the agreement with Mr. Koolen) or by Mr. Koolen for “Good Reason” (as defined in Mr. Koolen’s agreement), then Mr. Koolen will be entitled to receive, among other things, in addition to his compensation accrued through the date of his termination of employment, the following severance compensation and benefits:

(1) two times his base salary and target bonus, if any, paid over a 12-month period following his termination of employment; and

(2) if a bonus plan is in place, a pro-rata target annual bonus for the year in which termination of employment occurs.

Because Mr. Koolen’s employment agreement is governed by Dutch law, and under Dutch law, a court has discretion to award severance to an employee depending on the facts and circumstances of the termination of the employee (e.g., the reason for the termination), if a court awards Mr. Koolen any compensation upon his termination, then the amount of such award shall be deducted from the amounts described above.

Termination as the Result of Death.  In the event of a termination of Mr. Koolen’s employment as the result of his death, then Mr. Koolen will be entitled to receive, among other things, in addition to his compensation accrued through the date of termination of employment, if a bonus plan is in place, a pro-rata target annual bonus for the year in which termination of employment occurs.

Illness or Other Incapacity to Work.  Should Mr. Koolen become unable to perform work due to illness or other medical incapacity, Mr. Koolen will be entitled to continued payment of 70% of his most recent gross base salary for a maximum period of 104 weeks commencing on the first day of illness or incapacity.  Such payments will be reduced by financial benefits that Mr. Koolen may receive under any contractual or statutory insurance and any other income earned by Mr. Koolen.

Other.   The agreement with Mr. Koolen includes certain confidentiality, non-competition, and non-solicitation provisions.

Equity Instruments

2008 PSUs.  The PSUs granted to Mr. Koolen in March 2008 provide for accelerated vesting upon a “Change of Control,” a termination without “Cause,” or a termination as the result of death or “Disability.”  The number of shares to be delivered to Mr. Koolen would depend on the termination event (change of control or termination without cause/death/disability) and when it occurred.

•      Upon a termination without “Cause,” or as the result of death or “Disability,” the PSU performance multiplier would be applied to a pro-rata portion (based on the number of full months that had elapsed since January 1, 2008 as of the date of the termination) of Mr. Koolen’s “target” PSU grant and could range from 0 to 3.2054x, depending on Agoda’s performance through the most recently completed month prior to Mr. Koolen’s termination.

•      If a “Change of Control” occurs and Mr. Koolen remains employed by the Company for six months after the effective date of the “Change of Control,” the PSU performance multiplier would be applied to a pro-rata portion (based on the lesser of 36 and the number of full months that had elapsed since January 1, 2008 as of the date that is six months after the “Change of Control”) of Mr. Koolen’s “target” PSU grant; the performance multiplier could range from 0 to 3.2054x, depending on Agoda’s performance through the most recently completed month prior to Mr. Koolen’s termination; if Mr. Koolen remains employed by the Company until the end of the performance period, then Mr. Koolen would also receive a pro-rata portion of the remaining “target” PSU grant based on the length of the performance period that had elapsed between the date that is six months after the “Change of Control” and the end of the performance period; if Mr. Koolen is terminated without “Cause,” or as the result of death or “Disability” after the date that is six months after the “Change of Control” but prior to the end of the performance period, then Mr. Koolen would receive a pro-rata portion of the remaining “target” PSU grant based on the length of the performance period that had elapsed between the date that is six months after the “Change of Control” and the date of termination.

•      If a “Change of Control” occurs and Mr. Koolen is terminated without “Cause,” or as a result of death or “Disability” within the six-month period after the effective date of the “Change of Control,” the PSU performance multiplier would be applied to a pro-rata portion (based on the lesser of 36 and the number of full months that had elapsed since January 1, 2008 as of the effective date of the “Change of Control”) of Mr. Koolen’s “target” PSU grant; the performance multiplier could range from 0 to 3.2054x, depending on Agoda’s performance through the most recently completed month prior to Mr. Koolen’s termination; Mr. Koolen would also receive a pro-rata portion of Mr. Koolen’s “target” PSU grant  (based on the number of full months that had elapsed since the effective date of the “Change of Control” and the date of termination).

2007 PSUs.  The PSUs granted to Mr. Koolen in December 2007 provide for accelerated vesting upon a “Change of Control,” a termination without “Cause” or a termination as the result of death or “Disability” on the same general terms as the PSUs granted to Mr. Boyd described above except that the following principal terms differ:  Mr. Koolen’s PSUs do not provide for accelerated vesting upon a termination for “Good Reason;” Mr. Koolen’s PSU performance multiplier ranges from 0 to 3x; Mr. Koolen’s performance period runs from January 1, 2008 through December 31, 2010; and the “change of control” period is limited to the six-month period following the “Change of Control.”

2008 Restricted Stock Units.  The restricted stock units granted to Mr. Koolen in August 2008 provide for accelerated vesting upon a “Change of Control,” a termination without “Cause” or a termination as the result of death or “Disability.”  If a termination without “Cause” or a termination as the result of death or “Disability” occurs, Mr. Koolen shall receive a pro-rata portion of the restricted stock units as of the date of termination.  If a “Change of Control” occurs and Mr. Koolen remains an employee of the Company as of the date which is six months after the “Change of Control”, a pro-rata portion of the restricted stock units will vest as of such six-month date and the remaining portion of restricted stock units will vest on the third anniversary of the date of grant.  Upon a termination without “Cause” or a termination as the result of death or “Disability” that occurs after a “Change of Control,” vesting of all outstanding restricted stock units will be accelerated on the date on which Mr. Koolen is terminated.

2007 Restricted Stock Units.  The restricted stock units granted to Mr. Koolen in March 2007 provide for accelerated vesting upon a “Change of Control,” a termination without “Cause” or a termination as the result of death or “Disability.”  If a termination without “Cause” or a termination as the result of death or “Disability” occurs, Mr. Koolen shall receive a pro-rata portion of the restricted stock units as of the date of termination.  If a “Change of Control” occurs and Mr. Koolen remains an employee of the Company as of the date which is six months after the “Change of Control”, a pro-rata portion of the restricted stock units will vest as of such six-month date and the remaining portion of restricted stock units will vest on the third anniversary of the date of grant.  Upon a termination without “Cause” or a termination as the result of death or “Disability” that occurs after a “Change of Control” or prior to and in anticipation of a “Change of Control,” vesting of all outstanding restricted stock units will be accelerated on the date on which Mr. Koolen is terminated.

Other.  Mr. Koolen entered into a non-competition agreement with the Company in December 2007 pursuant to which Mr. Koolen is subject to one-year non-competition and non-solicitation obligations following Mr. Koolen’s termination of employment with the Company.

Potential Payments Upon a Change of Control and/or Termination

The following tables estimate the payments required to be made to each named executive officer in connection with (a) a termination of his employment upon specified events or (b) a change of control assuming a $73.65 per share price for our common stock (the closing market price on December 31, 2008).  The amounts shown also assume that the termination or change of control was effective December 31, 2008, and thus include amounts earned through such time and are estimates of the amounts which would be paid out to the executives.  Therefore, amounts shown do not reflect, for instance, any changes to base salaries or bonus targets effective in 2009, changes in the cost of health benefit plans, equity grants made in 2009 or equity that vested subsequent to December 31, 2008.  In addition, amounts shown reflect incremental amounts due to the named executive officer upon the specified event, and do not include amounts that were vested as of December 31, 2008.  The actual amounts paid can only be determined at the time of the termination of the executive’s employment or a change of control.  The terms “cause,” “good reason,” “death” and “disability” have the meanings in the individual employment agreements or equity instruments described above.  In the event of voluntary resignation or retirement on December 31, 2008, the named executive officer would only receive his accrued but unpaid salary through the termination date of employment.

Mr. Norden resigned from Booking.com B.V. on September 1, 2008.  In connection with Mr. Norden’s resignation, all of Mr. Norden’s unvested equity awards as of that date were forfeited.

Jeffery H. Boyd

Executive Benefits and Payments Upon Separation or Change of Control	Termination without “Cause” (non-Change of Control) ($)	Termination for “Good Reason” (non-Change of Control) ($)	Termination without “Cause” or for “Good Reason” (Change of Control) ($)	No Termination (Change of Control) ($)	Death or Disability ($)

Severance:
Base Salary and Target Bonus	2,475,000	2,475,000	3,712,500	0	0
Pro Rated Bonus	687,500	687,500	687,500	0	687,500
Equity and Benefits:
Performance Share Units	15,330,783	15,330,783	16,132,149	14,252,674	13,221,108
Restricted Stock/ Restricted Stock Units	0	0	0	0	0
Stock Options	0	0	0	0	0
Health & Welfare(1)	34,733	34,733	52,100	0	17,367
Tax Gross-Up	0	0	9,732,866	0	0
Total:	18,528,016	18,528,016	30,317,115	14,252,674	13,925,975

(1)          Benefit amounts are based on 2008 annual premiums paid by the Company for (a) medical, dental and vision coverage, (b) term life insurance and (c) long-term disability insurance.

Robert J. Mylod Jr.

Executive Benefits and Payments Upon Separation or Change of Control	Termination without “Cause” (non-Change of Control) ($)	Termination for “Good Reason” (non-Change of Control) ($)	Termination without “Cause” or for “Good Reason” (Change of Control) ($)	No Termination (Change of Control) ($)	Death or Disability ($)

Severance:
Base Salary and Target Bonus	1,680,000	1,680,000	1,680,000	0	0
Pro Rated Bonus	420,000	420,000	420,000	0	420,000
Equity and Benefits:
Performance Share Units	6,703,328	2,284,328	7,409,141	7,422,005	6,703,328
Restricted Stock/ Restricted Stock Units	0	0	0	0	0
Stock Options	0	0	0	0	0
Health & Welfare(1)	17,367	17,367	34,733	0	17,367
Tax Gross-Up	0	0	4,611,903	0	0
Total:	8,820,695	4,401,695	14,155,777	7,422,005	7,140,695

(1)          Benefit amounts are based on 2008 annual premiums paid by the Company for (a) medical, dental and vision coverage, (b) term life insurance and (c) long-term disability insurance.

Kees Koolen

Executive Benefits and Payments Upon Separation or Change of Control(1)	Termination without “Cause” (non-Change of Control) ($)	Termination for “Good Reason” (non-Change of Control) ($)	Termination without “Cause” (Change of Control) ($)	No Termination (Change of Control) ($)	Death or Disability ($)

Severance:
Base Salary and Target Bonus	2,160,414	2,160,414	2,160,414	0	0
Pro Rated Bonus	718,313	718,313	718,313	0	718,313
Equity and Benefits:
Performance Share Units	903,342	0	903,342	1,355,013	903,342
Restricted Stock/ Restricted Stock Units	587,154	0	3,093,300	1,102,704	587,154
Stock Options	0	0	0	0	0
Health & Welfare	0	0	0	0	0
Tax Gross-Up	0	0	0	0	0
Total:	4,369,224	2,878,728	6,875,369	2,457,717	2,208,809

(1)          Mr. Koolen’s compensation is translated into U.S. dollars using the exchange rates in effect on December 31, 2008, which was 1.3919 U.S. dollars to Euros.

Peter J. Millones

Executive Benefits and Payments Upon Separation or Change of Control	Termination without “Cause” (non-Change of Control) ($)	Termination for “Good Reason” (non-Change of Control) ($)	Termination without “Cause” or for “Good Reason” (Change of Control) ($)	No Termination (Change of Control) ($)	Death or Disability ($)

Severance:
Base Salary and Target Bonus	1,155,000	1,155,000	1,155,000	0	0
Pro Rated Bonus	247,500	247,500	247,500	0	247,500
Equity and Benefits:
Performance Share Units	2,549,468	339,968	2,626,187	2,673,421	2,549,468
Restricted Stock/ Restricted Stock Units	322,219	322,219	736,500	598,406	322,219
Stock Options	0	0	0	0	0
Health & Welfare(1)	17,367	17,367	34,733	0	17,367
Tax Gross-Up	0	0	1,971,725	0	0
Total:	4,291,554	2,082,054	6,771,645	3,271,828	3,136,554

(1)          Benefit amounts are based on 2008 annual premiums paid by the Company for (a) medical, dental and vision coverage, (b) term life insurance and (c) long-term disability insurance.

Christopher L.  Soder

Executive Benefits and Payments Upon Separation or Change of Control	Termination without “Cause” (non-Change of Control) ($)	Termination for “Good Reason” (non-Change of Control) ($)	Termination without “Cause” or for “Good Reason” (Change of Control) ($)	No Termination (Change of Control) ($)	Death or Disability ($)

Severance:
Base Salary and Target Bonus	1,320,000	1,320,000	1,320,000	0	0
Pro Rated Bonus	330,000	330,000	330,000	0	330,000
Equity and Benefits:
Performance Share Units	2,101,431	554,781	2,254,868	2,286,759	2,101,431
Restricted Stock/ Restricted Stock Units	214,813	214,813	589,200	497,138	214,813
Stock Options	0	0	0	0	0
Health & Welfare(1)	17,367	17,367	34,733	0	17,367
Tax Gross-Up	0	0	1,634,989	0	0
Total:	3,983,610	2,436,960	6,163,791	2,783,896	2,663,610

(1)          Benefit amounts are based on 2008 annual premiums paid by the Company for (a) medical, dental and vision coverage, (b) term life insurance and (c) long-term disability insurance.

Note to the Potential Payments Upon a Change of Control and/or Termination Tables Above.  Under applicable SEC rules, the Company is required to estimate the potential payments to each of the named executive officers upon termination or change of control assuming the event occurred on December 31, 2008, the last day of the Company’s most recently-completed fiscal year.  However, the payments to named executive officers could differ, in some instances materially, if the triggering event were to occur on or after January 1, 2009.

Equity Plans

The Company has two primary equity compensation plans: the 1999 Omnibus Plan, as amended, and the 2000 Employee Stock Option Plan (together, the “Plans”).  The Company no longer issues equity awards under the 2000 Employee Stock Option Plan.  Under the terms of each of the Plans, the Compensation Committee of the Board of Directors is granted broad authority to, among other things, grant equity awards and determine the terms, conditions and restrictions relating to those equity awards.  All stock options granted under the 2000 Employee Stock Option Plan provide for accelerated vesting in the event of a Change of Control (as defined in the 2000 Employee Stock Option Plan) and certain equity awards granted under the 1999 Omnibus Plan, as amended, provide for the accelerated vesting of those equity awards in the event of a “Change of Control.”

2008 Non-Employee Director Compensation and Benefits

Directors who are also employees of priceline.com receive no additional compensation for serving on the Board of Directors.

• Non-employee Directors.  In 2008, non-employee directors received an annual retainer of $35,000.  In 2008, non-employee directors, other than Mr. Docter, also received an annual grant of 863 priceline.com restricted stock units.  The restricted stock units will vest over a four year period (one-fourth of the shares on each of the first four anniversaries of the date of grant); the vesting of the shares of restricted stock will accelerate if, among other things, the director is not re-nominated for election to the Board of Directors, the director retires after the age of 65 or becomes disabled, or if there is a “change of control” of priceline.com.

• Mr. Docter.  In 2008, Mr. Docter was paid for consulting services rendered to Booking.com B.V.

• Committees.  In 2008, the Chairperson of the Company’s Audit Committee received a retainer of $20,000, the Chairperson of the Company’s Compensation Committee received a retainer of $6,250, and the Chairperson of the Nominating and Corporate Governance Committee received a retainer of $5,000.  Each non-employee director received a fee of $1,250 for each committee meeting attended.

• Chairman of the Board.  In 2008, the Chairman of the Company’s Board of Directors, in addition to compensation received as a director, received a fee of $25,000 and a grant of 862 priceline.com restricted stock units.

The Company reimburses non-employee Directors for all travel and other expenses incurred in connection with attending Board of Directors and committee meetings.

The following table shows compensation earned during 2008 by all non-employee directors serving at any time during fiscal 2008.

Director Compensation

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4)	All Other Compensation ($)		Total ($)

Ralph M. Bahna Chairman of the Board	63,750	121,613	21,629		0		206,992
Howard W. Barker, Jr. Director	71,250	42,906	5,885	20,735	0		140,776
Jan L. Docter Director	35,000	528,491	0		261,754	(5)	825,245
Jeffrey E. Epstein Director	61,458	42,906	5,885	20,735	0		130,984
James M. Guyette Director	52,500	63,641	5,885		0		122,026
Nancy B. Peretsman Director	35,000	37,260	5,885	20,735	0		98,880
Craig W. Rydin Director	56,042	48,530	11,731	20,735	0		137,038

(1)          This column reports the amount of cash compensation earned in 2008 for Board and committee service.

(2)          This column represents the dollar amount recognized in accordance with SFAS 123R for financial statement reporting purposes with respect to the 2008 fiscal year for the grant date fair value of restricted stock units granted in 2008 as well as restricted stock granted in prior fiscal years.  For additional information, please refer to Notes 2 and 4 of the Company’s Consolidated Financial Statements for the year ended December 31, 2008.  These amounts reflect the Company’s accounting expense for these awards, and do not correspond to the actual value, if any, that will be recognized by the non-employee directors.  As of December 31, 2008, the following directors held the following aggregate number of shares of restricted stock/restricted stock units (RSU), respectively: Bahna (5,000 restricted stock/1,725 RSU), Barker (2,500 restricted stock/863 RSU), Epstein (2,500 restricted stock/863 RSU), Guyette (2,500 restricted stock/863 RSU), Peretsman (2,500 restricted stock/863 RSU) and Rydin (3,000 restricted stock/863 RSU).  The full grant date fair values of 2008 awards to directors were:  Bahna ($198,944), Barker ($99,530), Epstein ($99,530), Guyette ($99,530), Peretsman ($99,530), and Rydin ($99,530).  In addition, Mr. Docter held 5,000 performance share units, for which the estimated probable number of shares that will be issued at the end of the performance period is currently 15,000.

(3)          This column represents the dollar amount recognized in accordance with SFAS 123R for financial statement reporting purposes with respect to the 2008 fiscal year for the fair value of stock options granted to each of the non-employee directors in prior fiscal years.  The Company did not grant any stock options in 2008.  For additional information, please refer to Notes 2 and 4 to the Company’s Consolidated Financial Statements for the year ended December 31, 2008.  These amounts reflect the Company’s accounting expense for these awards, and do not correspond to the actual value, if any, that will be recognized by the non-employee directors.  As of year-end 2008, the following directors held the following aggregate number of stock options, respectively: Bahna (45,665), Barker (8,000), Epstein (22,666), Guyette (19,333), Peretsman (27,665) and Rydin (16,000).

(4)          This column represents the dollar amount recognized in accordance with SFAS 123R for financial statement reporting purposes with respect to the 2008 fiscal year related to the deferral of receipt of vested shares from RSUs granted on March 5, 2008.

(5)          This amount represents fees paid to Jan Docter for consulting services rendered to Booking.com B.V. (and payable to Doomstoorn B.V., Mr. Docter’s management company) and translated into U.S. dollars using average exchange rates for 2008 — 1.47053 U.S. dollars to Euros.

Compensation Committee Interlocks and Insider Participation

As noted above, the Compensation Committee is comprised of three non-employee directors: Messrs. Epstein, Guyette and Rydin.  No member of the Compensation Committee is or was formerly an officer or an employee of the Company.  No interlocking relationship exists between the Board of Directors or Compensation Committee and the board of directors or the compensation committee of any other company, nor has such interlocking relationship existed in the past.

Certain Relationships and Related Transactions

Review and Approval or Ratification of Related Party Transactions.

The Audit Committee of the Board of Directors, pursuant to a written policy, reviews all relationships and transactions in which the Company participates and in which any related person has a direct or indirect material interest and the transaction involves or is expected to involve payments of $120,000 or more in the aggregate per fiscal year.  The Company’s legal staff is primarily responsible for gathering information from the directors and executive officers.  Related person transactions are generally identified in:

•                  questionnaires annually distributed to the Company’s directors and executive officers;

•                  certifications submitted annually by the Company’s executive officers and directors related to their compliance with the Company’s Code of Business Conduct and Ethics; and

•                  communication made directly by the related person to the General Counsel.

As required under SEC rules, transactions that are determined to be directly or indirectly material to the Company or a related person for which disclosure is required are disclosed in the Company’s proxy statement.  In addition, the Audit Committee reviews and approves or ratifies any related person transaction that is required to be disclosed.  In the course of its review and approval or ratification of a disclosable related party transaction, the Audit Committee will consider:

•                  the nature of the related person’s interest in the transaction;

•                  the material terms of the transaction, including, without limitation, the amount and type of transaction;

•                  the importance of the transaction to the related person;

•                  the importance of the transaction to the Company;

•                  whether the transaction would impair the judgment of a director or executive officer to act in the best interest of the Company; and

•                  any other matters the committee deems appropriate.

Any member of the Audit Committee who is a related person with respect to a transaction under review may not participate in the deliberations or vote respecting approval or ratification of the transaction; provided, however, that such director may be counted in determining the presence of a quorum at a meeting that considers the transaction.  This process is included in the Company’s Corporate Governance Principles, which is available on the Investor Relations section of the Company’s website (www.priceline.com) under the tab “Corporate Governance.”

Priceline.com International Limited

In connection with the Company’s acquisitions of Booking.com B.V. in July 2005 and Booking.com Limited in September 2004 and the reorganization of its European operations, key managers of Booking.com B.V. and Booking.com Limited, including named executive officers Kees Koolen and Stef Norden, purchased shares of priceline.com International Ltd, the parent company of Booking.com B.V. and Booking.com Limited.  In addition, these key managers were granted restricted stock and restricted stock units in priceline.com International shares that vested over time.

These holders of the minority interest in priceline.com International had the right to put their shares to the Company and the Company had the right to call their shares at a purchase price reflecting the fair value of the shares at the time of the exercise of the put or call right.  Subject to certain exceptions, the shares were subject to the put and call options in August of each year.  In September 2008, in connection with the August 2008 put and call options, the Company repurchased all of the remaining outstanding shares of priceline.com International that it did not previously own, including 66,254 shares of priceline.com International from Mr. Koolen  for an aggregate purchase price of approximately $32.0 million based upon fair value, and 66,254 shares of priceline.com International from Mr. Norden for an aggregate purchase price of approximately $32.0 million based upon fair value.  An independent valuation firm was utilized to assist in the determination of fair value of the shares.

Pricelinemortgage.com

The Company offers home financing services through pricelinemortgage.com, a broker and/or lender of residential mortgage loans that utilizes the Company’s Name Your Own Price® business model.  The Company owns a 49% equity interest in pricelinemortgage.com and holds two seats on its board of directors.  Pricelinemortgage.com is controlled by EverBank, a federally chartered savings association supervised by the Office of Thrift Supervision and a wholly owned subsidiary of EverBank Financial Corp.  EverBank Financial Corp provides management services to pricelinemortgage.com, including the procurement of personnel and office space and assistance in obtaining regulatory approvals.  At December 31, 2008, the carrying value of the Company’s investment in pricelinemortgage.com was $8.9 million.  The Company earned an insignificant amount of advertising fees from pricelinemortgage.com in 2008.  Robert J. Mylod Jr., the Company’s Vice Chairman and Head of Worldwide Strategy and Planning, is a director of, and an investor in, EverBank Financial Corp, the parent company of EverBank, as well as a director of EverBank.  In addition, Mr. Mylod holds an investment in EverBank Financial Corp, representing less than 1/10th of one percent of EverBank Financial Corp’s outstanding common stock.

Nancy Peretsman

Nancy B. Peretsman’s husband is Robert W. Scully, the former Co-President of Morgan Stanley.  In 2008, the Company paid Morgan Stanley approximately $200,000 for cash management services and fees in connection with currency hedging arrangements to which Morgan Stanley was a counterparty.   These transactions were conducted on an arms-length basis.

Club Quarters

Ralph Bahna, Chairman of the Company’s Board of Directors, has been a stakeholder in and President of Masterworks Development Corp., a general partnership founded to develop an international group of hotels named Club Quarters, since 1992.  During the year ended December 31, 2008, priceline.com customers purchased hotel room nights offered by Club Quarters.  The room nights sold by Club Quarters to priceline.com customers (including customers of the company’s subsidiaries) during 2008 represented less than 0.10% of the total hotel room nights sold by all hotel suppliers through priceline.com, including its subsidiaries, during 2008.  Club Quarters generated less than $5.0 million in bookings in connection with the sales of hotel room nights through priceline.com (and its subsidiaries) in 2008, which represented significantly less than five percent of Club Quarters’ consolidated gross revenues in 2008.

Jan Docter

In 2008, Jan Docter, a director of priceline.com, provided consulting services to Booking.com B.V., a wholly-owned subsidiary of the Company, through his wholly-owned company Doomstoorn B.V.  Mr. Docter provides a range of consulting services to companies and other organizations, including, without limitation, advice to boards of directors and senior management on general strategic matters, organizational methods (i.e., how to structure and organize companies internally to accomplish stated goals) and strategic human resource issues.  During 2008, Mr. Docter advised Booking.com on a range of human resource strategy matters, including without limitation, strategic issues related to managing Booking.com’s personnel growth throughout Europe and elsewhere.  Mr. Docter currently provides consulting services to the Dutch government and a number of companies in addition to Booking.com.  In 2008, Mr. Docter earned approximately $261,754 in fees from Booking.com for his services.  In addition, the cousin of Mr. Docter’s wife works in a junior position in the Marketing Department of Booking.com B.V.

Jeffrey E. Epstein

Jeffrey E. Epstein, a director of priceline.com and member of its Audit Committee and Compensation Committee, is the Executive Vice President and Chief Financial Officer of Oracle Corporation, which he joined in September 2008.  The Company purchases or licenses certain software and other related services from Oracle Corporation in the ordinary course of business.  In 2008, the Company paid Oracle Corporation approximately $1.4 million in connection with such software and other related services.  Priceline.com’s relationship with Oracle Corporation was in existence before Mr. Epstein joined Oracle Corporation.

Proposal 2

Ratification of Selection of Independent Registered Public Accounting Firm

We have selected Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009.  We are submitting our selection of independent registered public accounting firm for ratification by the stockholders at the Annual Meeting.  Deloitte & Touche LLP has audited our financial statements since July 1997.  We expect that representatives of Deloitte & Touche LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they wish and will be available to respond to appropriate questions.

The Company’s Bylaws do not require that the stockholders ratify the selection of our independent registered public accounting firm.  However, we are submitting the selection of Deloitte & Touche LLP to the stockholders for ratification as a matter of good corporate practice.  If the stockholders do not ratify the selection, the Board of Directors and the Audit Committee will reconsider whether or not to retain Deloitte & Touche LLP.  Even if the selection is ratified, the Board of Directors and the Audit Committee in their discretion may change the appointment at any time during the year, if we determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the outstanding shares present, in person or represented by proxy, and entitled to vote at the Annual Meeting will be required to ratify the selection of Deloitte & Touche LLP.  The Board of Directors recommends a vote FOR Proposal 2.

Report of the Audit Committee of the Board of Directors

The Audit Committee has the responsibility to, among other things, oversee and review the preparation of the Company’s consolidated financial statements, the Company’s system of internal controls and the qualifications, independence and performance of its independent registered public accounting firm.  The Audit Committee has the sole authority and responsibility to select, evaluate and, when appropriate, replace the Company’s independent registered public accounting firm.  The specific duties and responsibilities of the Audit Committee are described in the charter of the Audit Committee, which is available in the Investor Relations section of the Company’s website (www.priceline.com) under the Corporate Governance tab.  Each member of the Audit Committee is an independent director as determined by priceline.com’s Board of Directors, based on the NASDAQ Stock Market’s listing rules.  Each member of the committee also satisfies the SEC’s additional independence requirements for members of audit committees.  In addition, the Company’s Board of Directors has determined that Howard W. Barker, Jr. is an “audit committee financial expert,” as defined by SEC rules.

Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of the consolidated financial statements in accordance with generally accepted accounting principles.  The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements and internal control over financial reporting in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) and to issue a report thereon.  The Audit Committee’s responsibility is to oversee and review these processes.   The Audit Committee is not, however, professionally engaged in the practice of accounting or auditing and does not provide any expert or other special assurance or professional opinion as to the sufficiency of internal and external audits, whether the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles or on the effectiveness of the system of internal control.

The Audit Committee met ten times in 2008.

Review and Discussions with Management

The Audit Committee has reviewed and discussed the Company’s audited financial statements for the three years ended December 31, 2008 with management.

Review and Discussions with Independent Accountants

The Audit Committee has discussed with Deloitte & Touche LLP, priceline.com’s independent registered public accounting firm, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards) which includes, among other items, matters related to the conduct of the audit of priceline.com’s financial statements.

The Audit Committee has also received the written disclosures and the letter from Deloitte & Touche LLP required by PCAOB Rule 3526 (“Communication With Audit Committees Concerning Independence”) and has discussed with Deloitte & Touche LLP its independence with respect to priceline.com.  In addition, the Audit Committee has considered whether Deloitte & Touche LLP’s provision of non-audit services is compatible with maintaining their independence.  The Audit Committee’s meetings include, whenever appropriate, executive sessions with Deloitte & Touche LLP without the presence of the Company’s management.

Conclusion

Based on the review and discussions referred to above, and the Audit Committee’s review of the representations of management and the report of the independent registered public accounting firm, the Audit Committee recommended to priceline.com’s Board of Directors that priceline.com’s audited financial statements and management’s assessment of internal control over financial reporting be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

SUBMITTED BY THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Howard W. Barker, Jr., Chairman
Jeffrey E. Epstein
Craig W. Rydin

Auditor Independence

Deloitte & Touche LLP is the Company’s independent registered public accounting firm.  The aggregate fees billed for professional services by Deloitte & Touche LLP in 2008 and 2007 were as follows:

Audit Fees.  The aggregate fees billed for professional services rendered by Deloitte & Touche LLP for the audit of the Company’s consolidated financial statements included in Form 10-K, review of financial statements included in Form 10-Qs, audit of management’s assessment of internal controls as of December 31, 2008, and for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements, were $1,512,020 for the year ended December 31, 2008 and $1,642,176 for the year ended December 31, 2007.

Audit Related Fees.  The aggregate fees billed for assurance and related services by Deloitte & Touche LLP that are reasonably related to the performance of the audit or review of priceline.com’s financial statements and are not reported under “Audit Fees” above were $40,000 for the year ended December 31, 2008 and $38,850 for the year ended December 31, 2007.   Audit Related services included services for matters such as audits of employee benefit plans.

Tax Fees.  The aggregate fees billed for professional services rendered by Deloitte & Touche LLP for tax compliance, tax advice and tax planning were $80,099 for the year ended December 31, 2008 and $365,365 for the year ended December 31, 2007.  Tax related services included preparation and review of tax returns and consultation related to tax strategies and planning, compliance and state and local tax regulatory matters.

All Other Fees.  There were no fees billed by Deloitte & Touche LLP for other services rendered during the years ended December 31, 2008 and 2007.

Pre-Approval Policies and Procedures.  The Audit Committee has adopted policies and procedures for pre-approving all audit and non-audit work performed by Deloitte & Touche LLP.  All audit related services, tax services and other services must be pre-approved by the Audit Committee.  In accordance with the Company’s policy and applicable SEC rules and regulations, the Audit Committee or its Chairperson pre-approves services provided to the Company by Deloitte & Touche LLP (“Auditor Services”).  Pre-approval is detailed as to the particular service or category of services.  If Auditor Services are required prior to a regularly scheduled Audit Committee meeting, the Audit Committee Chairperson is authorized to approve such services, provided that they are consistent with the Company’s policy and applicable SEC rules and regulations, and that the full Audit Committee is advised of such services at the next regularly scheduled Audit Committee meeting.  Deloitte & Touche LLP and management periodically report to the Audit Committee regarding the extent of the Auditor Services provided by Deloitte & Touche LLP in accordance with this pre-approval, and the fees for the Auditor Services performed to date.  All audit related services, tax services and other services described above were pre-approved by the Audit Committee, which concluded that the provision of such services by Deloitte & Touche LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

Proposal 3

Amendment to Certificate of Incorporation Regarding Right of Stockholders Representing At Least

25% of the Company’s Outstanding Shares of Common Stock

to Call Special Stockholder Meetings

The Board of Directors is proposing, for approval by our stockholders, an amendment to the Company’s amended and restated certificate of incorporation. A stockholder proposal requesting that the Board of Directors take certain actions to amend our bylaws and other governing documents to provide the holders of 10 percent of our outstanding common stock with the power to call special meetings of stockholders was included in our 2008 proxy statement and received favorable votes from a majority of the votes cast on the proposal. A stockholder proposal making a similar request is included in this proxy statement as Proposal 4. The Nominating and Corporate Governance Committee and the full Board of Directors have carefully considered the implications of each of these proposals.

Based on this review, the Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, has unanimously adopted a resolution approving, subject to stockholder approval, and declaring the advisability of, an amendment to the certificate of incorporation to allow holders of not less than 25 percent of the Company’s issued and outstanding shares of common stock to request that a special meeting of stockholders be called (the “Amendment”), subject to by-law procedures described below. A copy of the Amendment in its entirety is attached as Annex A to this proxy statement.

The Board of Directors believes that this proposal to give stockholders owning at least 25 percent of the Company’s outstanding shares of common stock the ability to call a special meeting sets an appropriate threshold. While the Board of Directors believes that permitting an appropriate number of stockholders to call a special meeting of stockholders promotes stockholder democracy, allowing a small minority of stockholders, such as has been requested by the separate stockholder proposal (Proposal 4), to call an unlimited number of special meetings for any reason would be disruptive to the Company’s normal business operations and potentially expensive. The Company is required to provide each holder of its common stock a notice and proxy materials for every special meeting of stockholders, which results in significant legal, printing and mailing expenses in addition to other costs normally associated with a special meeting. Moreover, preparing for stockholders meetings requires significant attention of the Company’s directors, officers and employees, diverting their attention away from performing their primary function, which is to operate the business of the Company in the best interests of the stockholders. As such, special meetings of stockholders should be extraordinary events that only occur when fiduciary obligations or strategic concerns require that the matters to be addressed cannot wait until the next annual meeting. Establishing an ownership threshold of 25 percent in order to request a special meeting strikes a reasonable balance between enhancing stockholder rights and protecting against the risk that a small minority of stockholders could trigger a special meeting and the resulting extraordinary financial and administrative costs. Lowering the threshold to 10 percent would permit one or a few stockholders who own a smaller percentage of the Company’s outstanding shares of common stock to call a special meeting that may serve their narrow purposes or special interests rather than those of the majority of our stockholders. This is particularly the case when the temporary borrowing of shares can distort an investor’s true ownership, simply for the purposes of meeting the required threshold necessary to trigger a special meeting of stockholders. We will continue to maintain our existing governance mechanisms that afford management and the Board of Directors the ability to respond to proposals and concerns of all stockholders, regardless of the level of share ownership.

The Amendment, if approved by stockholders, would amend paragraph (7) of Article Fifth of the Company’s certificate of incorporation as follows (with additions indicated by underlining and deletions indicated by strikeout):

“(7) Unless otherwise required by law, special meetings of the stockholders of the Corporation, for any purpose or purposes, may be called by either (i) the Chairman of the Board of Directors of the Corporation, if there be one, (ii) the Vice Chairman of the Board of Directors of the Corporation, if there be one, (iii) the Chief Executive Officer of the Corporation, ~~or~~ (iv) the Board of Directors of the

Corporation, ~~and the stockholders of the Corporation may not call a special meeting of the stockholders of the Corporation~~ or (v) the written request of the holders of not less than twenty-five percent (25%) of the outstanding shares of the Corporation’s common stock, filed with the Secretary of the Corporation and otherwise made in accordance with the By-Laws of the Corporation.

The Amendment would not amend any other provisions of the certificate of incorporation.

In addition, if the Amendment is approved, our by-laws are anticipated to be amended to require that stockholder requests for a special meeting of stockholders to be called (i) be in written form; (ii) contain the name and record address of such stockholder; (iii) include the class or series and number of shares of capital stock of the Company which are owned beneficially or of record by such stockholder; (iv) provide a brief description of the business desired to be brought before the special meeting of stockholders; (v) provide a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business; (vi) contain a representation that such stockholder intends to appear in person or by proxy at the special meeting to bring such business before the meeting; and (vii) be delivered personally or sent by registered mail to the Secretary of the Company. The Company believes that these requirements are legitimate and are not unduly burdensome. The Company limited the procedural requirements to those that are administratively practicable and those that will adequately protect stockholders’ interests generally. For the requirement requesting that stockholders disclose arrangements, understandings and interests in the business to be brought before a special meeting of stockholders, the Company believes that this information would be useful to other stockholders and to the Company so that there is full disclosure of any interests any stockholders requesting the meeting have in the matters to be brought at the special meeting.  These requirements are consistent with disclosure requirements applicable to the Company, its officers and directors under the Federal proxy rules.  The by-laws would also be amended to require the Company to hold the special meeting within 90 days of the receipt of a properly submitted stockholder request.

To be approved, the Amendment requires an affirmative vote on this Proposal 3 by the holders of a majority of the shares of our common stock outstanding and entitled to vote on the Amendment. If the Amendment is approved by the stockholders, then the Amendment will become effective upon it being filed with the Secretary of State of Delaware, which we would do promptly after the Annual Meeting. If the Amendment is not approved by the requisite vote, then the Amendment will not be filed with the Secretary of State of Delaware. Instead, in that case, the Company’s certificate of incorporation would contain the existing prohibition on stockholders’ ability to call a special meeting of stockholders.  Accordingly, in that case, stockholders would not have the ability to call a special meeting of stockholders.

Accordingly, the Board of Directors unanimously recommends a vote FOR Proposal 3.

Proposal 4

Stockholder Proposal Concerning Special Stockholder Meetings

Mr. John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, California 90278, owner of not less than 100 shares of the Company’s common stock, has given notice that he intends to present the following proposal at the Annual Meeting:

Proposal 4 — Special Shareowner Meetings

RESOLVED, Shareowners ask our board to take the steps necessary to amend our bylaws and each appropriate governing document to give holders of 10% of our outstanding common stock (or the lowest percentage allowed by law above 10%) the power to call special shareowner meetings.  This includes that such bylaw and/or charter text will not have any exception or exclusion conditions (to the fullest extent permitted by state law) that apply only to shareowners but not to management and/or the board.

Special meetings allow shareowners to vote on important matters, such as electing new directors, that can arise between annual meetings.  If shareowners cannot call special meetings investor returns may suffer.  Shareowners should have the ability to call a special meeting when a matter merits prompt consideration.  This proposal is still in favor of our board maintaining its current power to call a special meeting.

Shareholders at these companies, which already had a 25%-threshold for shareowners to call a special meeting, cast majority-votes for holders of 10% of stock to call a special meeting (based on 2009 yes and no votes):

Pfizer (PFE)

Honeywell (HON)

Marathon Oil (MRO)

Statement of John Chevedden

Fidelity and Vanguard supported a shareholder right to call a special meeting.  The proxy voting guidelines of many public employee pension funds also favored this right.  The Corporate Library and Governance Metrics International have taken special meeting rights into consideration when assigning company ratings.

In addition to wining our 63% support at our company in 2008 this proposal topic also won impressive 2008 support at:

Occidental Petroleum (OXY)	66%	Emil Rossi (Sponsor)
FirstEnergy (FE)	67%	Chris Rossi
Marathon Oil (MRO)	69%	Nick Rossi

The Council of Institutional Investors recommended timely adoption of shareholder proposals upon receiving their first 51% or higher vote: “Boards should take actions recommended in shareowner proposals that receive a majority of votes cast for and against.”

The merits of this Special Shareowner Meetings proposal should also be considered in the context of the need for further improvements in our company’s corporate governance and in individual director performance.  In 2008 the following governance and performance issues were identified:

• The Corporate Library http://www.thecorporatelibrary.com, an independent investment research firm rated our company “High Concern” in executive pay.

• Our directors also served on these boards rated “D” by The Corporate Library:

Howard Barker	Medco Health Solutions (MHS)
James Guyette	PrivateBancorp (PVTB)

• Yet five of our directors served on no other public company board — Experience concern.

• We had no shareholder right to:

Cumulative voting.

Act by written consent.

Vote on executive pay.

Require our directors to win a majority vote.

The above concerns shows there is need for improvement.  Please encourage our board to respond positively to this proposal:

Special Shareowner Meetings —

Yes on Proposal 4

Board of Directors Statement in Opposition to Proposal 4.

The Board of Directors Recommends a Vote AGAINST this Proposal 4.

The Company believes that Proposal 3 meets the essential objectives of this proposal by allowing a significant percentage, though still a minority, of shares held by stockholders to call meetings when they believe it is necessary. While the Board of Directors believes that permitting an appropriate number of stockholders to call a special meeting of stockholders promotes stockholder democracy, allowing a small minority of stockholders to call an unlimited number of special meetings for any reason would be disruptive to the Company’s normal business operations and potentially expensive. The Company is required to provide each holder of its common stock a notice and proxy materials for every special meeting of stockholders, which results in significant legal, printing and mailing expenses in addition to other costs normally associated with a special meeting. Moreover, preparing for stockholders meetings requires significant attention of the Company’s directors, officers and employees, diverting their attention away from performing their primary function, which is to operate the business of the Company in the best interests of the stockholders. As such, special meetings of stockholders should be extraordinary events that only occur when fiduciary obligations or strategic concerns require that the matters to be addressed cannot wait until the next annual meeting.

In fact, the organizational documents of many other publicly-traded companies do not provide their respective stockholders with the right to call a special meeting of stockholders. Of the companies that provide the ability of stockholders to call a special meeting, many such companies have set the threshold at 25 percent or higher. The Board of Directors believes that a 25 percent threshold strikes the proper balance between giving stockholders the ability to call special stockholder meetings and protecting the resources of the Company and the interests of all stockholders. The Board of Directors also believes that setting the threshold at 10 percent would permit one or a few stockholders who own a smaller percentage of the Company’s common stock to call a special meeting that may serve their narrow purposes or special interests rather than those of the majority of our stockholders. This is particularly the case when the temporary borrowing of shares can distort an investor’s true ownership, simply for the purposes of meeting the required threshold necessary to trigger a special meeting of stockholders.

If Proposal 3 is not approved by the holders of a majority of the shares of our common stock outstanding and entitled to vote thereon and this Proposal 4 is approved by such a majority, then the Board of Directors will take into consideration the stockholder vote with respect to this Proposal 4, which is stated as a request, but the Amendment to the Company’s certificate of incorporation described in Proposal 3 will not be filed with the Secretary of State of Delaware. In such a case, the Company’s certificate of incorporation would still contain the existing prohibition on stockholders’ ability to call a special meeting of stockholders. Accordingly, if Proposal 3 is not approved by the stockholders, then stockholders would not have the ability to call a special meeting of stockholders. If both this Proposal 4 and Proposal 3 are approved by the holders of a majority of the shares of our outstanding common stock entitled to vote thereon, then the Amendment to the Company’s certificate of incorporation described in Proposal 3 will be filed with the Secretary of State of Delaware and the 25 percent share ownership level for calling a special meeting of stockholders will be implemented.

The Board of Directors recommends that you vote AGAINST this Proposal 4. Your proxy will be so voted unless you specify otherwise on your proxy card.

Stockholder Proposals

Stockholders who, in accordance with Rule 14a-8 of the SEC’s proxy rules, wish to present proposals for inclusion in the proxy materials to be distributed by us in connection with our 2010 Annual meeting must submit their proposals to our Secretary on or before January 6, 2010.

In order for proposals to be properly brought before the 2010 Annual Meeting of Stockholders in accordance with our Bylaws (and not pursuant to SEC’s Rule 14a-8), a stockholder’s notice of the matter the stockholder wishes to present must be delivered to our Secretary not less than 60 nor more than 90 days prior to the first anniversary of the date of this year’s Annual Meeting.  As a result, any notice given by or on behalf of a stockholder pursuant to these provisions of our Bylaws (and not pursuant to SEC’s Rule 14a-8) must be received no earlier than March 5, 2010 and no later than April 4, 2010.

Other Matters

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting.  If any other matters are properly brought before the meeting, the persons named in the accompanying proxy intend to vote on those matters in accordance with their best judgment.

ANNEX A

CERTIFICATE OF AMENDMENT OF THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF
PRICELINE.COM INCORPORATED

Pursuant to Section 242 of the General

Corporation Law of the State of Delaware

Priceline.com Incorporated (the “Corporation”), a corporation organized and existing under the laws of the State of Delaware, does hereby certify:

FIRST:             The seventh paragraph of Article Fifth of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended in its entirety to read as follows:

“(7) Unless otherwise required by law, special meetings of the stockholders of the Corporation, for any purpose or purposes, may be called by either (i) the Chairman of the Board of Directors of the Corporation, if there be one, (ii) the Vice Chairman of the Board of Directors of the Corporation, if there be one, (iii) the Chief Executive Officer of the Corporation, (iv) the Board of Directors of the Corporation, or (v) the written request of the holders of not less than twenty-five percent (25%) of the outstanding shares of the Corporation’s common stock, filed with the Secretary of the Corporation and otherwise made in accordance with the By-Laws of the Corporation.”

SECOND:        The amendment to the Amended and Restated Certificate of Incorporation effected hereby has been proposed by the Board of Directors of the Corporation and adopted by the requisite vote of the stockholders of the Corporation in the manner prescribed by Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed in its name on this                                day of                                2009.

PRICELINE.COM INCORPORATED

By:
Name:
Title:

Directions

Priceline.com Incorporated 2009 Annual Meeting

Wednesday, June 3, 2009 at 2:00 p.m., Eastern Time

The Doubletree Hotel

789 Connecticut Avenue

Norwalk, Connecticut

203-853-3477

From New York City:  Take I-95 North to Exit 13. Turn right on CT-1 and the hotel will be on your right.

From Hartford and Rhode Island:  Take I-95 South to Exit 13.  Turn right and the hotel will be on your right.

FOLD AND DETACH HERE WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. OR Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day. FOR AGAINST ABSTAIN Nominees: 01 Jeffery H. Boyd 02 Ralph M. Bahna 03 Howard W. Barker, Jr. 04 Jan L. Docter 05 Jeffrey E. Epstein 06 James M. Guyette 07 Nancy B. Peretsman 08 Craig W. Rydin Mark Here for Address Change or Comments SEE REVERSE Please mark your votes as indicated in this example X INTERNET http://www.proxyvoting.com/pcln Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site. priceline.com Incorporated TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope. 4. To consider and vote upon a stockholder proposal concerning special stockholder meetings. 2. To ratify the selection of Deloitte & Touche LLP as independent registered public accounting firm of the Company for our fiscal year ending December 31, 2009. 3. To amend the Company’s Certificate of Incorporation to provide for the right of stockholders representing at least 25% of the Company’s outstanding shares of common stock to call special stockholder meetings. *EXCEPTIONS (INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below.) *Exceptions __________________________________________________________________________ Signature Signature Date 46555 Please sign exactly as your name appears hereon. If the stock is registered in the names of two or more persons, each should sign. Executors, administrators, trustees, guardians and attorneys-in-fact should add their titles. If signer is a corporation, please give full corporate name and have a duly authorized officer sign, stating title. If signer is a partnership, please sign in partnership name by authorized person. Electronic versions of the priceline.com Incorporated Annual Report and Proxy Statement are available at www.priceline.com under Investor Relations. If you have not received printed copies of the Annual Report and Proxy Statement along with this proxy card, you indicated your consent on last year’s proxy card to no longer receive these materials. The Board of Directors recommends a vote FOR each of the nominees for director listed below. The Board of Directors recommends a vote FOR Proposals 2 and 3 and AGAINST Proposal 4. The Board of Directors recommends you vote FOR the following proposals: FOR all nominees listed (except as marked to the contrary) WITHHOLD AUTHORITY to vote for all nominees listed Proposal 1: To elect eight Directors to hold office until the next annual meeting of stockholders or until their respective successors are elected and qualified. PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE THAT IS POSTAGE PREPAID IF MAILED IN THE U.S. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE ANNUAL MEETING. HOWEVER, IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME. TO HELP OUR PREPARATIONS FOR THE MEETING, PLEASE CHECK HERE IF YOU PLAN TO ATTEND The Board of Directors recommends you vote AGAINST the following proposal:

FOLD AND DETACH HERE priceline.com Incorporated ANNUAL MEETING OF STOCKHOLDERS STOCKHOLDER BALLOT DOUBLETREE HOTEL 789 CONNECTICUT AVENUE NORWALK, CONNECTICUT 2:00 PM, JUNE 3, 2009 Address Change/Comments (Mark the corresponding box on the reverse side) Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment. BNY MELLON SHAREOWNER SERVICES P.O. BOX 3550 SOUTH HACKENSACK, NJ 07606-9250 46555 priceline.com Incorporated PROXY SOLICITED BY BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 3, 2009 The undersigned hereby appoints DANIEL J. FINNEGAN and PETER J. MILLONES, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of priceline.com Incorporated that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of priceline.com Incorporated to be held on Wednesday, June 3, 2009, at 2:00 p.m. local time, at the DoubleTree Hotel, 789 Connecticut Avenue, Norwalk, Connecticut 06854, and at any and all continuations and adjournments of that meeting, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting. UNLESS YOU INDICATE OTHERWISE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3 AND AGAINST PROPOSAL 4 AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT AND IN ACCORDANCE WITH THE JUDGEMENT OF THE PROXIES ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS.